SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 29, 2000


                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)

               1-13199                                   13-3956775
      (Commission File Number)                    (IRS Employer Id. Number)


                             420 Lexington Avenue                    10018
                              New York, New York                   (Zip Code)
                   (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)

Item 5.  Other Events

         On September 29, 2000, SL Green Realty Corp. ("SL Green") announced that it has signed an agreement to acquire various ownership and mortgage interests in the 913,000 square foot, 20-story office building at One Park Avenue ("One Park Avenue"), New York, New York. A copy of the purchase and sale agreement is attached as an Exhibit to this Form 8-K.

         The purchase price for the interests in One Park Avenue is $233.9 million. SL Green will acquire the fee interest in the Property, which is subject to a ground lease position held by third-parties, and certain mortgage interests. SL Green is also acquiring an option to purchase the ground lease position. The acquisition is expected to close in January 2001. The acquisition of the interests is subject to the closing conditions contained in the attached purchase and sale agreement. Accordingly, no assurance can be given that the acquisition will be completed.

         One Park Avenue is located between 32nd and 33rd Streets in the Grand Central South sub-market of midtown Manhattan. The Property features large, 50,000 square foot floor plates. The leases on over 180,000 square feet on four floors of the Property expire in 2002. Currently, the in-place escalated rents for this space are $39 per square foot which is below the current market rate in the area. One Park Avenue has many prime tenants including Mt. Sinai and NYU Hospital Centers, Martin E. Segal & Company, Loews Corporation, and Coty Inc.

Item 7.  Financial Statements and Exhibits

(b)      Exhibits

              99.1.1 Form of Purchase and Sale Agreement, dated
              September 28, 2000

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SL GREEN REALTY CORP.



                                      By:   /s/ Benjamin P. Feldman
                                         ------------------------------
                                         Benjamin P. Feldman
                                         Executive Vice President


Date:  October 3, 2000

         Exhibit 99.1


                          PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, made as of September 28, 2000 (this "Agreement"), by and among ARE ONE PARK AVENUE, LLC, a New York limited liability company having an address c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 ("ARE"), ONE PARK AVENUE FEE LLC, a New York limited liability company having an address c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 ("Fee Owner"), ONE PARK AVENUE SPE INC., a New York corporation having an address c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 ("SPE"; ARE, SPE and Fee Owner are sometimes referred to herein individually as a "Seller" and collectively as "Sellers"), ONE PARK AVENUE MANAGER LLC, a New York limited liability company having an address c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 ("Manager") and SL GREEN DIAMOND LLC, a Delaware limited liability company having an address c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 ("Buyer").

                             W I T N E S S E T H:

WHEREAS, Fee Owner is the owner of those certain lots, pieces or parcels of the land known as and located at One Park Avenue in the City, County and State of New York as more particularly bounded and described in Exhibit A attached hereto and made a part hereof (the "Land");

WHEREAS, the Land is subject to a ground lease between Fee Owner (as successor-in-interest to Metropolitan Life Insurance Company), as landlord and One Park Avenue Tenant LLC ("Tenant") (as successor-in-interest to 7878 Corporation), as tenant, as more particularly described on Exhibit B attached hereto and made a part hereof (the "Ground Lease");

WHEREAS, ARE is the owner and holder of that certain mortgage loan (the "Leasehold Loan") evidenced by that certain Amended Substitute Note "A" made by Tenant in favor of ARE, dated November 29, 1999 in the original principal amount of $113,022,425.93 (the "Leasehold Note") and secured by, among other things, that certain Substitute Leasehold Mortgage, Security Agreement and Fixture Filing "A", dated as of November 10, 1998 made by Tenant in favor of ARE, as modified by the Note and Mortgage Severance Agreement dated November 29, 1999 made by and between Tenant and ARE thereby splitting the lien of the mortgage and reducing the principal sum secured by the mortgage to $113,022,425.93 (the "Leasehold Mortgage") and encumbering, inter alia, the leasehold interest of Tenant under the Ground Lease (the Leasehold Note and the Leasehold Mortgage and all other documents evidencing or securing or otherwise relating to or delivered in connection with, or providing for the terms of, the Leasehold Loan, are hereinafter collectively referred to as the "Leasehold Loan Documents"); and

WHEREAS, ARE is also the owner and holder of that certain mortgage loan (the "Fee Loan") evidenced by that certain Substitute Note "B" made by One Park Fee Associates Limited Partnership ("One Park Fee"), in favor of ARE, dated November 10, 1998 in the original principal amount of $5,200,000.00 (the "Fee Note") and secured by, among other things, that certain Substitute Fee Mortgage, Security Agreement and Fixture Filing "B", dated as of November 10, 1998 made by One Park Fee, in favor of ARE (the "Fee Mortgage") and encumbering, inter alia, the fee interest of Fee Owner in and to the Land (the Fee Note and the Fee Mortgage and all other documents evidencing or securing or otherwise relating to or delivered in connection with, or providing for the terms of, the Fee Loan, are hereinafter collectively referred to as the "Fee Loan Documents");

WHEREAS, CDC Mortgage Capital Inc., a New York corporation or its successor or assigns pursuant to an assignment to a real estate mortgage investment conduit (collectively, "CDC") made a loan to Tenant and Fee Owner, jointly and severally (the "CDC Loan"), evidenced by that certain Amended and Restated Promissory Note made by Tenant and Fee Owner, jointly and severally, dated November 29, 1999 in the principal amount of $125,000,000.00 (the "CDC Note") and secured by, among other things, (i) a first-priority Amended and Restated Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated November 29, 2000 by Tenant to CDC encumbering the Tenant's leasehold interest under the Ground Lease (the "CDC Leasehold Mortgage") and (ii) a first-priority Mortgage, Assignment of Leases and Rents and Security Agreement dated November 29, 2000 by Fee Owner to CDC and encumbering the fee interest of Fee Owner in and to the Land (the "CDC Fee Mortgage"; the CDC Fee Mortgage and the CDC Leasehold Mortgage are sometimes referred to herein collectively as the "CDC Mortgages") (the CDC Mortgages and all other documents evidencing or securing or otherwise relating to or delivered in connection with, or providing for the terms of the CDC Loan are hereinafter collectively referred to as the "CDC Loan Documents");

WHEREAS, pursuant to that certain Settlement Agreement dated as of July 30, 1998 (the "Settlement Agreement"), by and among Park Comcar Associates Limited Partnership ("Park Comcar"), One Park Fee, Stanley Stahl, Kenneth Carmel, William Langelier, ARE, Tenant and Manager, those certain Consolidated Prepackaged Chapter 11 Plans of Reorganization pursuant to Section 1121 of the Bankruptcy Code, each dated July 30 1998, were filed in the United States Bankruptcy Court Southern District of New York (the "Bankruptcy Court") captioned (a) In Re One Park Fee Associates Limited Partnership, Et. Al., Debtors (Cases Nos. 98-10012 through 98-10014 (JHG)), and In Re Park Comcar Associates Limited Partnership; One Park Avenue Tenant LLC, Debtor (Case Nos. 98-10013 and 98-10014 (JHG)) and (b) In Re One Park Fee Associates Limited Partnership, Et. Al., Debtors (Cases No. 98-10012 through 98-10014 (JHG)), and In Re One Park Fee Associates Limited Partnership, Debtor (Cases No. 98-10012
(JHG)) ((a) and (b) collectively, the "Bankruptcy Plans"), were confirmed pursuant to the Confirmation Order dated October 22, 1998, entered by the Bankruptcy Court (the "Bankruptcy Order", and together with the Bankruptcy Plans and all other motions, orders, affidavits and other documents filed, delivered and/or executed in connection with the Bankruptcy Plans and the Bankruptcy Order, the "Bankruptcy Documents");

WHEREAS, Tenant is a Delaware limited liability company, the sole member of which is Park Comcar and the sole manager of which is Manager;

WHEREAS, ARE is a member of Manager and owns 99% of the record and beneficial interest in Manager (the "ARE Membership Interest");

WHEREAS, SPE is the managing member of Manager and owns 1% of the record and beneficial interest in Manager (the "SPE Membership Interest");

WHEREAS, pursuant to the Option Agreement dated as of March 19, 1999, which
(a) replaced the Option Agreement dated as of November 10, 1998 by and among Park Comcar, Tenant and Manager (the "Option Agreement"), and (b) constitutes the Option Agreement provided for in the Bankruptcy Plans, Manager owns an option to purchase all of Tenant's rights under, in and to the Ground Lease or all of the ownership interests in Tenant (the "Option");

WHEREAS, Manager is also the owner and holder of the Manager Loans (as defined in the Operating Agreement of Tenant attached hereto as Exhibit J);

WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers (i) the Fee Owner Property (as hereinafter defined), (ii) all rights of Sellers under or relating to the Leasehold Loan and the Leasehold Loan Documents, (iii) all rights of Sellers under or relating to the Fee Loan and the Fee Loan Documents, (iv) the ARE Membership Interest, (v) the SPE Membership Interest, (vi) all rights of Sellers under or relating to the Settlement Documents (as defined in the Settlement Agreement) and (vii) all rights of Sellers arising under or relating to the Bankruptcy Documents (the foregoing are hereinafter collectively referred to as the "Sale Property"), subject to the terms and conditions hereinafter set forth; and

WHEREAS, (i) Park Comcar is the sole owner of Tenant, (ii) Tenant is the sole owner of the leasehold estate under the Ground Lease, including, without limitation, the Building (as defined hereinafter) and the Improvements (as defined hereinafter) on the Land, and (iii) Fee Owner's only interest in the Building or the Improvements is the landlord's reversionary interest under and subject to the Ground Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions contained herein, and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, Sellers, Manager and Buyer hereby agree as follows:

         1.       Sale and Purchase.

                  (a) The Fee Owner Property. Fee Owner hereby agrees to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase from Fee Owner, on the Closing Date (as hereinafter defined) and on the terms and conditions set forth in this Agreement, the Land, together with all of Fee Owner's rights, claims, privileges, immunities, title and interests in, to and under the following (the Land and Fee Owner's rights, claims, privileges, immunities, title and interests in, to and under and all of the following being hereinafter collectively referred to as the "Fee Owner Property"): (i) the building(s) erected thereon (the "Building") and any and all other fixtures and improvements erected thereon (the Building and such other fixtures and improvements being hereinafter collectively referred to as the "Improvements"), (ii) the land lying in the bed of any street, highway, road or avenue, opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof, (iii) any rights of way, appendages, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Land or any portion thereof and used in conjunction therewith, (iv) any development rights appurtenant to the Land or any portion thereof and (v) any award or payment made or to be made in lieu of any of the foregoing or any portion thereof and any unpaid award for damage to the Land or any of the Improvements by reason of change of grade or closing of any street, road or avenue, it being understood and agreed that Sellers will execute and deliver to Purchaser on the Closing Date (as hereinafter defined) or thereafter (which obligation shall survive the Closing (as hereinafter defined)), upon reasonable written request, all proper instruments for the conveyance of such right, title and interest and for the assignment and collection of any such awards or payments, without representation or warranty by or recourse to Sellers, except to the extent specifically provided herein and without extension of any survival periods relating thereto, (vi) all fixtures, machinery, tangible personal property and equipment (excluding furniture, furnishings, equipment and other personal property of tenants under Space Leases (as hereinafter defined)) used in connection with or attached or appurtenant to or at or upon all or any portion of the Land and the Improvements at the date hereof, including, without limitation, such fire protection, heating, plumbing, electrical and air conditioning systems as now exist thereat, (vii) to the extent assignable without the consent of third parties, all permits, licenses and warranties held solely for use in connection with all or any portion of the Land and the Improvements, (viii) Fee Owner's rights as landlord under the Ground Lease and (ix) the right to use the name or names currently used with respect to the Land and Improvements.

                  (b) The Loans. ARE hereby agrees to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from ARE, on the Closing Date and on the terms and conditions set forth in this Agreement, all of ARE's rights, claims, privileges, immunities, title and interests in, to and under
(i) the Leasehold Loan and Leasehold Loan Documents and any rights and interests appurtenant thereto and (ii) the Fee Loan and the Fee Loan Documents and any rights and interests appurtenant thereto, subject to all obligations of the lender first arising from and after the Closing Date under the Leasehold Loan Documents and Fee Loan Documents.

                  (c) The ARE Membership Interest. ARE hereby agrees to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from ARE, on the Closing Date and on the terms and conditions set forth in this Agreement, the ARE Membership Interest and any rights and interests appurtenant thereto.

                  (d) The SPE Membership Interest. SPE hereby agrees to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from SPE, on the Closing Date and on the terms and conditions set forth in this Agreement, the SPE Membership Interest and any rights and interests appurtenant thereto.

                  (e) The Settlement Documents. Sellers hereby agree to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase and assume (with respect to obligations first arising after the Closing Date) from Sellers on the Closing Date and on the terms and conditions set forth in this Agreement, all of the Sellers' rights and obligations under or relating to the Settlement Documents and all rights and interests appurtenant thereto, including, without limitation, all rights of Sellers in respect of the Chapter 11 Cases (as defined in the Settlement Agreement) and all claims which were filed, could have been filed or could in the future be filed in the Chapter 11 Cases.

                  (f) The Bankruptcy Documents. Sellers hereby agree to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase and assume (with respect to obligations first arising after the Closing Date) from Sellers, on the Closing Date and on the terms and conditions set forth in this Agreement, all of Sellers' rights, claims, privileges, immunities, title and interests in, to and under the Bankruptcy Documents.

         2.       Purchase Price.

                  (a) As consideration for the Sale Property, Buyer shall pay to Sellers an aggregate purchase price equal to TWO HUNDRED THIRTY THREE MILLION NINE HUNDRED THOUSAND and 00/100 DOLLARS ($233,900,000.00) (the "Purchase Price") subject to the adjustments described in Article 4 herein.

                  (b) Buyer shall pay the Purchase Price to Sellers as follows:

                      (i) Upon Buyer's execution and delivery of this Agreement, FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000.00) (such amount, together with any interest earned thereon, the "Deposit") by immediately available funds to the account of Escrow Agent (as hereinafter defined) at Citibank, N.A. in accordance with wiring instructions attached hereto as
Schedule 1. The Deposit shall be held in accordance with this Section 2(b) and the provisions of Article 29 hereof;

                           (A)  In lieu of the Deposit, Buyer may concurrently
herewith, at Buyer's option, deliver to Escrow Agent a clean, irrevocable and unconditional letter of credit naming Escrow Agent as beneficiary in the amount of the Deposit issued by and drawn upon Fleet National Bank, N.A. (hereinafter referred to as the "Issuing Bank") in the form attached hereto as Exhibit CC (the "Deposit Letter of Credit"), the term of which Deposit Letter of Credit shall not expire prior to the date which is one hundred eighty (180) days from the date of issuance thereof and which Deposit Letter of Credit shall be deemed to be a substitute for the Deposit hereunder. The Deposit Letter of Credit shall be held by Escrow Agent and delivered in accordance with the terms and conditions of this Agreement. Buyer may at any time prior to November 1, 2000 deliver to Escrow Agent a Deposit Letter of Credit issued by the Issuing Bank in substitution for the Deposit, which shall be released and paid to Buyer by Escrow Agent within two (2) Business Days thereafter. For purposes of this Agreement, "Business Day(s)" shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

                           (B)  If Buyer has provided Escrow Agent with the
Deposit Letter of Credit, the entire Purchase Price, subject to adjustment as provided in this Agreement, shall be paid to Sellers on the Closing Date. If Buyer has provided Escrow Agent with the Deposit Letter of Credit, Escrow Agent shall contemporaneously with Buyer's payment of the Purchase Price deliver the Deposit Letter of Credit to Buyer at the Closing, together with a letter from Escrow Agent confirming that the Deposit Letter of Credit has not been drawn upon and that neither Escrow Agent nor Sellers have any further rights thereunder.

                           (C)  Subject to Article 29 herein, whenever in this
Agreement Buyer is entitled to a return of the Deposit, Buyer shall be entitled to the return of either (x) the Deposit actually being held by Escrow Agent pursuant to this Agreement or (y) the Deposit Letter of Credit, as applicable. Subject to Article 29, whenever in this Agreement Sellers are entitled to retain the Deposit then, if Escrow Agent is holding the Deposit, Sellers shall be entitled to the Deposit actually being held by Escrow Agent pursuant to this Agreement or, if Escrow Agent is holding the Deposit Letter of Credit, Escrow Agent shall be (and hereby is) entitled to (and authorized and directed without further notice to or from any other party except as provided in Article 29) draw thereon and deliver all of the proceeds thereof to Sellers, and any funds so drawn shall be and become part of the "Deposit".

                      (ii) TWO HUNDRED EIGHTEEN MILLION NINE HUNDRED THOUSAND and 00/100 DOLLARS ($218,900,000.00) (the "Balance"); provided, however, that if as of the Closing the Deposit is held in the form of the Deposit Letter of Credit as set forth in Section 2(b)(i)(A), then the Balance shall be TWO HUNDRED THIRTY THREE MILLION NINE HUNDRED THOUSAND and 00/100 DOLLARS ($233,900,000.00), at the Closing, in either case subject to adjustment as provided in Article 4 herein, as applicable, by wire transfer of immediately available funds in accordance with written wire instructions to be delivered by Sellers to Buyer not less then two (2) Business Days prior to Closing.

3. Election to Assume Mortgage. Notwithstanding anything to the contrary herein, Buyer shall have the right to acquire the Sale Property subject to the CDC Loan and to elect to seek the assumption of the CDC Loan and take the Sale Property subject to the liens, claims, pledges and encumbrances of CDC pursuant to the CDC Loan Documents set forth on Exhibit W attached hereto (the "CDC Option"). As used in this Agreement, the "CDC Option" and the phrase "Buyers assumption of the CDC Loan" or words of similar import shall be deemed to mean, (i) the assumption by or substitution of Buyer and, to the extent required, its principals, of or in respect of the obligations first arising from and after the Closing, of Sellers and their principals under the CDC Loan Documents, (ii) reaffirmation of the obligations of Tenant under the CDC Loan Documents, (iii) reaffirmation of the collateral assignment of the Leasehold Loan Documents in favor of CDC and (iv) satisfaction of such other requirements as CDC may impose in accordance with the CDC Loan Documents. Buyer shall endeavor to notify Sellers of its election of the CDC Option no later than ten (10) days prior to the Closing. In no event shall the actual consummation of the Closing of the CDC Option be a condition to Closing. Sellers and Buyer shall furnish CDC with such information as may reasonably be required in connection with such request and shall otherwise take reasonable steps to cooperate with CDC and any applicable rating agencies and with each other in an effort expeditiously to procure such consent, but, except as expressly provided below, Sellers shall not be obligated to make any payment to obtain such consent. Buyer agrees to keep Sellers reasonably informed as to Buyer's efforts to assume the CDC Loan and to use reasonable efforts to give Sellers and/or its representatives the opportunity, upon reasonable notice, to participate in meetings and telephone conferences with CDC and any rating agencies with respect thereto. Buyer's assumption of the CDC Loan is subject to the release of Sellers, and their respective affiliates and principals, from any and all liabilities under the CDC Loan Documents (including, without limitation, Buyer's assumption of any remaining funding obligations of Lehman Brothers Holdings Inc. ("LBHI") with regard to tenant improvement work under the Agreement dated as of November 29, 1999 made by LBHI in favor of CDC, Tenant and Fee Owner (the "Lehman Funding Obligations")), to the extent such parties are entitled to such release(s) under the CDC Loan Documents (the "CDC Releases"). If such CDC Releases are not delivered by CDC at Closing, to Sellers reasonable satisfaction, Sellers shall have the right to adjourn the Closing to a date not later than February 15, 2001 so that Sellers may enforce their rights under the CDC Loan Documents to obtain the CDC Releases provided that Sellers shall pay Buyer's Extension Fees (as hereinafter defined) if actually incurred as a result of such adjournment. If Sellers have not theretofore obtained the CDC Releases, Closing shall occur on February 15, 2001. If Buyer assumes the CDC Loan at Closing, Buyer shall receive a credit toward the Balance of the Purchase Price at Closing in the amount of the sum of (i) the outstanding balance of the CDC Loan as of the date of Closing plus
(ii) any other outstanding amounts owing to CDC (including, without limitation, late charges) as of the Closing Date. Notwithstanding anything to the contrary in this Article 3, Buyer shall be responsible for, and agrees to indemnify and hold Sellers, Manager, Tenant and each of their respective principals, employees, agents and representatives harmless from and against, any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or relating to the CDC Option; provided, however, if Buyer assumes the CDC Loan at Closing, then Sellers agree to pay all costs and expenses (including, without limitation, CDC's legal fees, rating agency fees and expenses, other third party consultants' fees and any loan assumption fees) required by CDC to be paid in connection with the assumption of the CDC Loan by Buyer (but specifically excluding any of Buyer's legal or other third party expenses incurred in connection therewith) (the "CDC Expenses") up to the amount of any prepayment penalties, Yield Maintenance Premium (as defined in the Loan Agreement dated as of November 29, 1999 by and between Tenant, Fee Owner and CDC (the "CDC Loan Agreement")) or Exit Fees (as defined in the CDC Loan Agreement) (collectively, the "Prepayment Costs") which would have been paid if the CDC Loan had been paid in full and not been so assumed, provided, however, that Sellers shall not be responsible for payment of any assumption or similar fee charged by CDC if any of the material economic terms of the CDC Loan are modified in a manner favorable to the borrower or Buyer in connection with Buyer's assumption of the CDC Loan. If Buyer assumes the CDC Loan at Closing, Tenant shall retain that certain Interest Rate Cap Agreement dated December 1, 1999 between Tenant and CDC Financial Products, Inc. (the "Cap Agreement") without additional cost to Tenant or Buyer. If Buyer does not assume the CDC Loan, Sellers and Manager shall cause Tenant to assign the Cap Agreement to ARE and the Manager Loans shall be reduced by the fair market value of such Cap Agreement as of the Closing Date as reasonably determined by Sellers and Buyer.

         4.       Adjustments.

                  (a) Interest. ARE and Buyer shall apportion or adjust Base Interest and Additional Interest due under the Leasehold Note (collectively, "Interest") by adjustment or apportionment of the items set forth in this
Section 4(a) as of 11:59 p.m. on December 31, 2000 (the "Adjustment Date"). The parties acknowledge and agree that the total amount of Interest due is contingent upon the amount of Net Operating Cash. However, for purposes of this Agreement, the parties hereby agree that as between them only (and without any effect to Tenant or amounts actually due under the Leasehold
Note), for purposes of this Agreement, the following items of Net Operating Cash shall be deemed to be adjusted by adjustment of the following items in accordance with the following provisions:

                      (i)   Real Estate Taxes.

                            (A) Real estate taxes, assessments, vault charges,
water charges, sewer rents and other like charges, if any, on the basis of the lien period for which assessed. If on the Closing Date the tax rate shall not have been fixed, the apportionment shall be based upon the tax rate for the preceding year applied to the latest assessed valuation; however, adjustment will be made when the actual tax amount is determined. If there are water meters at the Building which are the responsibility of Tenant and not a tenant under a Space Lease, Sellers and/or Manager shall furnish readings thereof to a date not more than thirty (30) days prior to the Closing Date. Meter charges shall be apportioned on the basis of the last reading. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted.

                            (B) If the real estate taxes affecting the Land
and/or the Improvements are reduced, because of a reduction of the assessed valuation or tax rate or for any other reason, Sellers and Buyer shall adjust the benefits of the tax savings (net of any and all costs and expenses incurred by Tenant in obtaining any such tax reduction) as of the Adjustment Date. Sellers shall only be entitled to the benefits of a tax savings due to a reduction in taxes for the period up to and including the Adjustment Date, net of sums payable to current or former tenants under Space Leases entitled to share in such refund.

                            (C) (1) Subject to paragraph (2) below, if there
shall be pending as of the Closing Date real estate tax certiorari or other proceedings or protests brought by Fee Owner or Tenant, as applicable, to reduce the real estate taxes, assessments, valuations or other impositions on the Land and/or the Improvements or any portion thereof, Buyer shall, or shall cause Tenant to, continue the prosecution of such proceedings or protests using counsel selected by Buyer until a final determination has been rendered or a settlement reached and pay, from the proceeds of any refund, all legal, accounting and other expenses which may be incurred in connection with such real estate tax certiorari or other proceedings or protests. Sellers shall be entitled to participate in any settlement discussions with respect to such proceedings, to the extent related to periods prior to the Closing, and Buyer shall not (and shall cause Tenant not to) settle or compromise any such proceedings, to the extent related to periods prior to the Closing, without ARE's prior written consent, which consent shall not be unreasonably withheld or delayed. If such determination shall result in a refund or credit, then the net amount of such refund or credit (after deducting Buyer's costs and any refunds or credits owed to current or former tenants under the Space Leases) shall be apportioned between Sellers and Buyer and any amount due to Sellers shall be paid to it by Buyer promptly following receipt thereof, and Buyer shall pay, or cause Tenant to pay, to any tenants any amounts owed under current or former Space Leases.

                                (2) Notwithstanding the provisions of clause (1)
above, Sellers and Buyer hereby acknowledge that pursuant to Section 32 of the Settlement Agreement, Park Comcar, as predecessor in interest to Tenant, retains all right, title and interest in and to the pending real estate tax certiorari claims and proceedings with respect to the Land and/or the Improvements covering the tax years between July 1, 1989 and June 30, 1991, including all proceeds and/or other payments in respect thereof (the "Tax Certiorari Claims"). In addition, Park Comcar shall have the right to prosecute and settle, at its sole cost and expense, the Tax Certiorari Claims and all other pending tax certiorari claims and proceedings with respect to the Land and/or the Improvements covering all tax years ending on or prior to June 30, 1997 on whatever basis it chooses (provided that no settlement shall increase the actual assessed valuation for any such year or any subsequent year).

                     (ii)   Fixed Rents under Space Leases.


                            (A)  Fixed rents ("Fixed Rents") paid or payable by
tenants under the Space Leases (as hereinafter defined) in connection with their occupancy shall be adjusted and prorated on an if, as and when collected basis, with Sellers receiving the portion of Fixed Rent attributable to periods prior to and including the Adjustment Date. Any Fixed Rents collected by Buyer or Sellers and/or Tenant after the Closing from any tenant who owes Fixed Rents for periods prior to the Closing shall be applied in the following manner: (1) first, in payment of the Fixed Rents owed by such tenant for the calendar month in which the Closing Date occurs; (2) second, if such tenant is less than one (1) calendar month plus one (1) day in arrears, in payment of Fixed Rents owed by such tenant for the calendar month prior to the calendar month in which the Closing Date occurs; (3) third, in payment of Fixed Rents owed by such tenant for the period (if any) after the calendar month in which the Closing Date occurs through the end of the calendar months in which such amount is collected; and (4) fourth, after Fixed Rents for all current periods have been paid in full, in payment of Fixed Rents owed by such tenant for the period prior to the calendar month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding sentence, with respect to any tenant which has paid all Fixed Rents for periods through the Closing, if, prior to the Closing, Sellers and/or Tenant shall receive any prepaid Fixed Rents from a tenant attributable to a period following the Closing, at the Closing, Sellers shall pay over to Buyer the amount of such prepaid Fixed Rents.

                            (B)  Buyer shall bill, or cause Tenant to bill,
tenants who owed Fixed Rents for periods prior to the Closing on a monthly basis for a period of one (1) year following the Closing Date and shall use its commercially reasonable efforts to collect such past due Fixed Rents in the ordinary course of business and without Buyer or Tenant being required to institute or pursue any legal proceedings. Notwithstanding the foregoing, if Sellers or Manager are unable to collect past due Fixed Rents from tenants no longer in possession at the Building prior to Closing, then, within thirty
(30) days after receipt of a written request therefor to Buyer accompanied by all information reasonably necessary for the collection of such past due Fixed Rents to the extent not previously delivered or certified to Buyer, Buyer shall, at Sellers' sole cost and expense, cause Tenant to bring a legal action to collect such Fixed Rent delinquencies due and owing prior to the Closing Date for a period up to one (1) year after Closing or, if such suit has been commenced and is continuing at the end of such one (1) year period, Buyer, on behalf of Tenant, shall continue to prosecute (at Sellers' sole cost and expense) such suit in a commercially reasonable manner. Buyer shall not, and shall not permit Tenant to, settle or compromise any such action or the claim for any such amounts owed by tenants no longer in possession of their demised premises in the Building without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

                    (iii)   Overage Rent under Space Leases.


                            (A) Any of the following charges and/or rents
provided for by any Space Lease: (1) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (2) common area maintenance or "CAM" charges, (3) "escalation rent" or additional rent based upon increases in real estate taxes, operating expenses, labor costs, cost of living, porter's wages, or other index including the consumer price index or otherwise, or (4) any other items of additional rent, e.g., charges for electricity, water, cleaning, overtime services, sundries and/or miscellaneous charges, shall be adjusted and prorated on an if, as and when collected basis (such percentage rent, CAM charges, escalation rent and other additional rent being collectively called "Overage Rent").

                            (B) (1) Buyer agrees that as to any Overage Rent
attributable exclusively to accounting periods prior to the Closing that are to be paid after the Closing, to pay an amount equal to all amounts received by Tenant on account thereof promptly after Tenant's receipt thereof, less any costs of collection (including reasonable attorney's fees) reasonably allocable thereto. Buyer agrees that it will or will cause Tenant to (x) render bills for any such Overage Rent on a timely basis, (y) bill tenants such Overage Rent on a monthly basis for a period of one (1) year thereafter, and (z) use its commercially reasonable efforts to collect such Overage Rent in the ordinary course of business and without Buyer being required to institute or pursue any legal proceedings.

                                (2) Notwithstanding the foregoing, if Sellers or
Manager are unable to collect such Overage Rent from tenants no longer in possession at the Building prior to Closing, then, within thirty (30) days after receipt of a written request therefor to Buyer accompanied by all information reasonably necessary for the collection of such past due Overage Rent to the extent not previously delivered to Buyer, Buyer shall, at Sellers' sole cost and expense, cause Tenant to bring a legal action to collect such Overage Rent delinquencies due and owing prior to the Closing Date for a period up to one (1) year after the Closing or, if such suit has been commenced and is continuing at the end of such one (1) year period, Buyer, on behalf of Tenant, shall continue to prosecute (at Sellers' sole cost and expense) such suit in a commercially reasonable manner. Buyer shall not, and shall not permit Tenant to, settle or compromise any such action or the claim for any such amounts owed by tenants no longer in possession of their demised premises in the Building without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed. Sellers shall furnish to Buyer all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent as a condition to Buyer's obligations hereunder, and Buyer will deliver and/or cause Tenant to deliver to Sellers, upon Sellers' request, copies of all statements relating to Overage Rent for a period prior to the Closing. Buyer shall bill and/or cause Tenant to bill tenants for Overage Rent for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Sellers.

                            (C) Overage Rent for an accounting period in which
the Closing Date occurs shall be apportioned between Sellers and Buyer as of the Adjustment Date, with Sellers receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period prior to the Adjustment Date bears to such entire accounting period, and Buyer receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period from and after the Adjustment Date bears to such entire accounting period. If, prior to the Closing, Sellers and/or Tenant shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Adjustment Date, such sum shall be apportioned at the Closing. If, after the Closing, Buyer and/or Tenant shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum less any costs and expenses (including reasonable attorneys' fees) incurred by Buyer and/or Tenant in the collection of such Overage Rent shall be paid by Buyer to Sellers promptly after Buyer and/or Tenant receives payment thereof. Sellers shall remit to Buyer promptly after receipt, Overage Rent received by Sellers and attributable to periods after the Closing.

                            (D) Any payment by a tenant on account of Overage
Rent (to the extent not applied against Fixed Rents due and owing by such tenant in accordance with Section 4(a)(ii) above) shall be applied to Overage Rent then due on an if, as and when collected basis in the following order:
(1) first, in payment of the Overage Rents owed by such tenant for the fiscal period in which the Closing Date occurs; (2) second, in payment of Overage Rents then due and owing by such tenant for the fiscal period (if any) immediately succeeding the fiscal period in which the Closing Date occurs; and
(3) third, in payment of Overage Rents owed by such tenant for the fiscal period immediately preceding the fiscal period in which the Closing Date occurs.

                            (E) To the extent that any portion of Overage Rent
is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any Space Lease year or any other applicable accounting period), and at the end of such calendar year (or Space Lease year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year, Space Lease year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Sellers and Buyer at the Closing based on such estimated payments (i.e., with Sellers entitled to all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs; Sellers to pay to Buyer at the Closing an amount equal to all monthly or other periodic installments of such amounts theretofore received by Sellers and/or Tenant with respect to periods following the calendar month or other applicable installment period in which the Closing occurs; and Sellers and Buyer to apportion as of the Adjustment Date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs).

                            (F) At the time(s) of final calculation and
collection from (or refund to) each tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Sellers and Buyer. If, with respect to any tenant, the recalculated Overage Rent exceeds the estimated amount paid by such tenant, (1) the entire excess shall be paid by Buyer to Sellers if, as and when received by Buyer or Tenant, if the accounting period for which such recalculation was made expired prior to the Closing, and (2) such excess shall be apportioned between Sellers and Buyer as of the Adjustment Date (on the basis described in the first sentence of Section 4(a)(iii)(C) above), if the Closing occurred during the accounting period for which such recalculation was made, with Buyer paying to Sellers an amount equal to the portion of such excess which Sellers are (i.e., that Tenant would be) so entitled to receive if, as and when received by Buyer or Tenant. If, with respect to any tenant, the recalculated Overage Rent is less than the estimated amount paid by such tenant, then (x) the entire shortfall shall be paid by Sellers to Buyer, if the accounting period for which such recalculation was made expired prior to the Closing, and (y) such shortfall shall be apportioned between Sellers and Buyer as of the Adjustment Date (on the basis described in the first sentence of Section 4(a)(iii)(C) above), if the Closing occurred during the accounting period for which such recalculation was made, with Sellers paying to Buyer the portion of such shortfall so allocable to Sellers, and Buyer causing Tenant to refund the appropriate amounts to the appropriate tenants.

                            (G) Until such time as all amounts required to be
paid to Sellers by Buyer pursuant to Section 4(a)(ii) and this Section 4(a)(iii) are paid in full, but in no event for a period longer than one (1) year following the Closing, Buyer shall furnish to Sellers upon written request made not more frequently than quarterly, a reasonably detailed accounting of such amounts, if any, owed by Buyer, which accounting shall be delivered to Sellers on the later to occur of twenty (20) days following Sellers' request and forty-five (45) days following the last day of each calendar quarter from and after the Closing. Subsequent to the Closing, Sellers shall have the right from time to time, not more frequently than once each such quarter, on prior written notice to Buyer, to review those rental records with respect to Overage Rent during ordinary business hours on Business Days, to ascertain the accuracy of such accountings.

                            (H) Sellers and Manager shall cause Tenant to
furnish all information, and apply all payments of Fixed Rent and Overage Rent for any period on or prior to the Closing, in the manner set forth in this Agreement.

                     (iv) License Fees. Amounts paid or payable with respect to licenses and permits, if any, required for the operation of the Improvements and which are transferred to Buyer or retained by Tenant at Closing.

                      (v) Service and Maintenance Charges. Amounts paid or payable with respect to the Service Contracts (as hereinafter defined), including without limitation, the OneSource Contract (as hereinafter defined).

                            (A) Buyer agrees that it will not, and will cause
Tenant not to, terminate the cleaning contract with OneSource Facility Services Inc. ("OneSource") dated February 1, 1999 (the "OneSource Contract") for a period of at least three (3) months after the Closing.

                      (vi) Utilities. Utility charges, including, but not limited to, electricity, gas, steam, telephone and other utilities, all prorated based upon the most current bill unless actual readings are obtained as of the Adjustment Date, in which case such actual readings shall govern, and each party shall pay the amount billed to it, respectively.

                     (vii) Inventory. The value of Building inventory and supplies in customary quantities (e.g., soap, cleaning powder, light bulbs, etc.) in unopened containers in the Building, if any, in accordance with an inventory prepared by Manager, shall be credited to Sellers. Such value amount shall be determined based upon Sellers' or Tenant's cost thereof, based upon actual invoices.

                     (viii) Fuel. Proration shall be made of fuel on the Building on the Adjustment Date, based upon a reading made by the supplier as close as obtainable to the Adjustment Date (reasonably adjusted to the quantity present on the Adjustment Date). The value thereof shall be calculated at Tenant's last cost (including sales tax), based upon actual invoices. If the heating, ventilation or air conditioning for the Building is provided by a measurable product (e.g., steam or gas) the adjustment will be based on meter readings prorated, if necessary, to the Adjustment Date.

                      (ix) Insurance Premiums. No existing insurance policy shall be assigned to Buyer. All existing insurance policies maintained by Tenant will be canceled as of the Closing Date without adjustment. Buyer shall pay to Sellers, if and when received by Manager or Tenant, an amount equal to the amount of any refund paid to Manager or Tenant for any existing insurance policies canceled as of the Closing Date.

                      (x) Interest on CDC Loan. Interest on the CDC Loan shall be adjusted as of the Adjustment Date.

                     (xi) Other. Any other adjustments or prorations the parties reasonably determine to be necessary at Closing to adjust for any Excess Net Operating Cash generated by the Fee Owner Property and/or Building.

                  (b) Certain Capital Expenditures. Sellers have caused Tenant to incur or commit to making certain capital expenditures (including tenant improvements, leasing commissions and base building work), which Sellers have funded or intend to fund by causing Manager to make Manager Loans. Accordingly, Sellers and Buyer shall make the following adjustments:

                      (i) Tenant Improvement Work at Landlord's Cost. Buyer shall receive a credit against the Balance at Closing for the unpaid cost of the performance of any tenant improvement work required to be performed by landlord pursuant to Space Leases executed (or renewal, extension or additional space rights or options exercised) prior to the date hereof (the "Space Leasing Cutoff Date") as shown on the certificate updating the representation made in Section 5(f) hereof (provided that any reduction shown in such updated certificate will be accompanied by evidence reasonably satisfactory to Buyer of lien-free completion and payment) and Buyer shall thereafter cause the payment and performance of such tenant improvement work. To the extent paid for by Sellers prior to Closing, Sellers shall receive a credit at Closing for the cost of the performance of any tenant improvement work required to be performed by landlord pursuant to Space Leases entered into (or renewal, extension or additional space rights or options exercised) on or after the Space Leasing Cutoff Date pursuant to this Agreement.

                      (ii) Costs of Work to be Paid or Reimbursed to Tenants. Buyer shall receive a credit against the Balance at Closing to the extent any payment or reimbursement by landlord for the cost of work performed or to be performed by tenants is required pursuant to a Space Lease executed (or renewal, extension or additional space rights or options exercised) prior to the Space Leasing Cutoff Date and has not yet been so paid or reimbursed as shown on the certificate updating the representation made in Section 5(f) hereof (provided that any reduction in such updated certificate will be accompanied by evidence reasonably satisfactory to Buyer of such payment or reimbursement), and Buyer shall thereafter pay or reimburse (or cause Tenant to pay or reimburse) to the applicable tenants any such sums so credited when the same becomes due; provided, however, Buyer agrees to pay or reimburse Public Service Mutual Insurance ("PSMI") (or cause Tenant to pay or reimburse
PSMI) for the cost of the performance of tenant improvement work performed under the Lease Agreement dated March 22, 2000 between Tenant and PSMI (the "PSMI Lease") to the extent shown on Exhibit Z. To the extent paid for by Sellers prior to Closing, Sellers shall receive a credit at Closing to the extent payment or reimbursement was made pursuant to the PSMI Lease or pursuant to a Space Lease entered into (or renewal, extension or additional space rights or options exercised) on or after the Space Leasing Cutoff Date pursuant to this Agreement.

                      (iii) Leasing Commissions. Brokerage and leasing commissions payable under the Brokerage Agreements (as hereinafter defined) incurred in connection with the leasing of space at the Building shall be prorated so that such commissions earned or payable (A) with respect to Space Leases executed (or renewal, extension or additional space rights or options exercised) prior to the Space Leasing Cutoff Date shall be paid at Closing by Sellers, and (B) with respect to Space Leases executed pursuant to this Agreement (or renewal, extension or additional space rights or options exercised) on or after the Space Leasing Cutoff Date shall be paid, as and when due, by Buyer or Tenant; provided, however, Buyer agrees to (or to cause Tenant to) pay the brokerage and leasing commissions (or reimburse or pay Sellers with respect to any brokerage or leasing commissions paid by Sellers or Tenant prior to Closing) with respect to the PSMI Lease and any agreement with respect to the renewal or extension of the Perkins & Will, Inc. Space Lease (the "Perkins Extension") as set forth in the Brokerage Agreement relating thereto. No adjustment shall be made with respect to leasing or brokerage commissions payable on or after the Closing Date pursuant to a Brokerage Agreement as a consequence of an event occurring after the Closing. Buyer shall indemnify and hold Sellers harmless from and against any actual liability for leasing and brokerage commissions earned pursuant to a Brokerage Agreement from and after the Space Lease Cutoff Date. Sellers shall indemnify and hold Buyer free and harmless from and against any actual liability for any and all brokerage and leasing commissions earned prior to the Space Leasing Cut Off Date, except with respect to (A) the PSMI Lease and the Perkins Extension and (B) such brokerage and leasing commissions for which Buyer received a credit against the Purchase Price pursuant to this clause (iii) but only to the extent of such credit.

                  (c) Escrows. Provided that Tenant is paid or credited with or if the CDC Loan is assumed, retains the aggregate amount of any and all amounts accumulated in any escrows or accounts held by CDC under the CDC Loan Documents (the "CDC Escrow Amount"), Sellers shall receive a credit for the CDC Escrow Amount. At the Closing, upon receipt of the CDC Escrow Amount, Tenant shall be deemed to have repaid a portion of the outstanding balance of the Manager Loans in the amount of the CDC Escrow Amount and Manager shall be deemed to have thereupon made additional loans to Tenant constituting Manager Loans in an amount equal to the CDC Escrow Amount. In addition, Sellers shall receive a credit in the aggregate amount of any and all amounts accumulated in any escrows or accounts (other than the account(s) holding security deposits under Space Leases) held by ARE under the Leasehold Loan Documents, and Buyer shall succeed to ARE's right, title and interest in such escrows and accounts subject to the terms and provisions of the Leasehold Loan Documents. After Closing, Manager and Buyer will cause the books and records of Tenant and Manager to properly reflect such adjustment.

                  (d) Deposits. In the event Sellers shall provide Buyer at Closing with written evidence reasonably satisfactory to Buyer from Con Edison of the deposit held by Con Edison, then Sellers shall receive a credit at Closing in the amount of such deposit.

                  (e) Net Apportionments and Adjustments.

                      (i) Due Seller. In the event the net apportionments and adjustments result in a payment due Sellers, then such payment shall be made at the Closing in the manner set forth in Article 2.

                      (ii) Due Buyer. In the event the net apportionments and adjustments result in a payment due Buyer, then such payment shall be made at the Closing by way of a credit against the Balance.

                  (f) Determination of Closing Adjustments. The parties hereto agree to make a good faith effort to determine the adjustments and prorations to be made at Closing, pursuant to this Article 4 at least one (1) Business Day prior to the Closing Date. If the parties shall discover any errors made in the calculation of any of the adjustments to be made pursuant to this
Article 4, the appropriate adjustment(s) and payment(s) shall be made following the Closing.

                  (g) This Article 4 shall survive the Closing for a period of two (2) years.

5. Representations and Warranties of Seller. Sellers and Manager hereby jointly and severally represent and warrant to Buyer that the following statements are true and correct as of the date of this Agreement:

                  (a) Organization; Power and Authority. ARE, Fee Owner and Manager are each limited liability companies duly organized, validly existing and in good standing under the laws of the State of New York. SPE is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Sellers and Manager have the requisite power and authority to execute and deliver and to perform their respective obligations under this Agreement and all instruments and other documents executed and delivered by Sellers and/or Manager to Buyer, as applicable, in connection with this Agreement. Neither Sellers nor Manager are subject to any law, order, decree, restriction or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby.

                  (b) Execution and Enforceability. This Agreement (and all other instruments executed by Sellers and/or Manager and delivered to Buyer in connection with the Closing under this Agreement) and the transactions contemplated hereby (and thereby) have been or will be duly and validly executed and delivered by Sellers and/or Manager, as applicable, and do or will constitute the legal, valid and binding obligations of Sellers and/or Manager, as applicable, enforceable in accordance with their respective terms, except as enforcement might be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution and delivery by Sellers and Manager of this Agreement to Buyer (and all other instruments executed by Sellers and/or Manager, as applicable, and delivered to Buyer in connection with the Closing under this Agreement) and the transactions contemplated hereby (and thereby), and Sellers' and/or Manager's, as applicable, performance of the transactions contemplated hereby (and thereby), are within the limited liability company or corporate powers of Sellers and/or Manager, as applicable, have been duly authorized by all necessary limited liability company or corporate action of Sellers and/or Manager's, as applicable, and, will not contravene or conflict with Sellers' and/or Manager's, as applicable, Articles of Organization, Articles of Incorporation, Operating Agreements or Shareholder's Agreements.

                  (c) Ground Lease. Fee Owner is not a party to or bound by any leases or other agreements relating to the use or occupancy of the Fee Owner Property (written or otherwise) other than the Ground Lease and the Permitted Exceptions (as hereinafter defined). Prior to the execution and delivery of this Agreement, Fee Owner has delivered to Buyer or its representatives true, correct and complete copies of all documents comprising the Ground Lease as described on Exhibit B hereto (except to the extent unavailable as set forth on such Exhibit B), and other than as may be described on Exhibit B, neither Tenant nor any Seller has amended, modified or terminated the Ground Lease or assigned its interest as tenant and/or landlord thereunder. The Ground Lease is in full force and effect and, to the best of Seller's knowledge, no default exists thereunder. Fee Owner has not sent to Tenant or received from Tenant (x) any notice of default under the Ground Lease which default remains uncured or (y) any notice of termination of the Ground Lease which notice has not been rescinded in writing.

                  (d) Litigation. Except as set forth on Exhibit C attached hereto and made a part hereof, there is no litigation pending, or to the best of knowledge of any such party (without any duty of independent investigation) threatened, in which ARE, Fee Owner, SPE, Tenant and/or Manager are a party in respect of the Sale Property, the Improvements, the Ground Lease, the Option Agreement, the Operating Agreement of Manager, the Operating Agreement of Tenant, the Settlement Documents, the Bankruptcy Documents or the CDC Loan Documents. The pending or threatened litigation identified in Exhibit C are adequately covered by insurance policies, which coverage will continue as to such pending claims after the Closing notwithstanding the cancellation of such policies at Closing, and the policy limits of applicable insurance exceed the damages sought by each plaintiff thereunder.

                  (e)  Space Leases.


                      (i) Attached hereto as Exhibit D is (a) a true and complete list of all space leases and other agreements for the use and occupancy of the Building (the "Space Leases") and, (b) a true and complete list of all tenants of the Building as of the date hereof, all security deposits held by Hatfield Philips or Manager (and the form) on behalf of tenants, rent commencement dates for Space Leases at the Building commencing after 1998, the space designation, the pro rata share of each leased premises currently used to determine Overage Rent, the Fixed Rent and Overage Rent currently being billed, and any outstanding arrearage in Fixed Rent or Overage Rent as of September 1, 2000 for amounts billed prior to such date (the "Rent Roll"). Attached hereto as Exhibit E is a complete listing of all brokerage agreements affecting the Space Leases (the "Brokerage Agreements") and there are no other agreements by which Tenant or any Seller is liable for payment of leasing commissions.

                      (ii) Prior to the execution and delivery of this Agreement, Sellers and Manager have delivered to Buyer or its representatives true, correct and complete copies of all documents comprising the Space Leases and Brokerage Agreements. None of the Space Leases or Brokerage Agreements have been amended, modified or terminated except as set forth on Exhibit D and Exhibit E.

                      (iii) All tenants listed on the Rent Roll or, to the actual knowledge of Sellers (without any duty of independent investigation), their subtenants under subleases listed on Exhibit D, are in possession of their premises unless otherwise stated therein.

                      (iv) Tenant has billed such tenants in accordance with the Rent Roll.

                      (v) Tenant and its agents have held all security deposits as set forth on the Rent Roll in accordance with the terms of the applicable Space Leases; all security deposits, including without limitation, letters of credit or other deposits not in cash, are held in the name of Tenant.

                      (vi) Tenant has not received prepaid rentals in connection with any of the Space Leases more than thirty (30) days in advance of the date hereof.

                      (vii) Neither Sellers nor Tenant have received written notice from any tenant asserting any default by landlord under the Space Leases that remains uncured.

                      (viii) There are no pending written notice of claims asserted by any tenant under any Space Lease for offsets or abatements against rent or any other monetary claim or any other default by the landlord under its Space Lease. Tenant has not sent to any tenant written notice of a default by a space tenant which remains uncured as of the date hereof.

                      (ix) Tenant is the sole owner of the lessor's interest in all of the Space Leases and, except for any collateral assignments of leases and rent given or made to CDC or ARE, Tenant has not given any other assignment or pledge in respect of any of the Space Leases or its interests thereunder, and except for the rights of CDC under the CDC Loan Documents and ARE under the Leasehold Loan Documents, Tenant (under the direction of Manager) has the sole right to collect rents and other amounts due under the Space Leases.

                      (x) Sellers have not received any stock warrants, options or any other equity rights in or to any of the tenants under the Space Leases except the warrants (the "Circline Warrants") issued to Tenant by Circline Inc. pursuant to the Warrant Agreement dated March, 2000 between Tenant and Circline, Inc. (the "Warrant Agreement"), a true and complete copy of which has been delivered to Buyer, which Warrant Agreement shall be assigned to ARE or its designee at or prior to Closing for a reduction in the outstanding amount of Manager Loans equal to $25,000.

                      (xi) To the best knowledge of Sellers (without any duty of independent investigation), there are no subleases affecting the Space Leases other than as set forth on Exhibit D.

                  (f) Tenant Improvement Work. All tenant improvement work to be performed by Tenant or paid for by Tenant (e.g., landlord allowances) pursuant to the Space Leases has been performed and/or paid for as of the date hereof except as set forth on Exhibit Z attached hereto and a part hereof; provided, however, that Buyer hereby acknowledges that, as of the date hereof, Tenant has not obtained a certificate of occupancy for use of the top floor space as office space under the Perkins & Will Space Lease and the failure of Sellers, Manager or Tenant to deliver to Buyer such certificate of occupancy at Closing shall not in any way constitute a default or misrepresentation by Sellers or Manager under this Agreement.

                  (g) Intentionally Deleted.

                  (h) Environmental Laws. Sellers or Manager have not received
(i) any written notices of violation from any governmental agency of any environmental laws relating to the Improvements other than as set forth on Schedule FF attached hereto (which Sellers shall cause to be paid at or prior to Closing) or (ii) written notice from any person relating to environmental compliance regarding the Land and/or the Improvements.

                  (i) Condemnation. There are no pending or, to the best of Sellers' or Manager's knowledge (without any duty to independently investigate), threatened condemnation proceedings against the Sale Property or the Improvements or any portion thereof.

                  (j) Tax Certiorari Proceedings. Attached hereto as Schedule 4 is a list of all pending real estate tax certiorari proceedings or other proceedings or protests brought by Sellers or Tenant to reduce the real estate taxes, assessments, valuations or other impositions on the Improvements or Fee Owner Property or any portion thereof.

                  (k) Certificates of Insurance. Tenant will at all times up to the Closing, maintain in full force and effect casualty and extended coverage with Industrial Risk Insurers and a general liability insurance policy with Zurich Insurance Co., Cigna Property & Casualty and Firearms Fund Insurance Co. or other insurance companies of comparable financial standing as set forth in the Certificates of Insurance attached hereto as Exhibit EE.

                  (l) Service Contracts. Attached as Exhibit F hereto are true, correct and complete copies of all service contracts or purchase orders or other similar agreements ("Service Contracts") affecting the Building (and binding on Tenant, Sellers or Manager) in effect on the date hereof and such Service Contracts have not been terminated or amended. Neither Manager nor Tenant has delivered to or received from the other party to any such Service Contract written notice of a default thereunder which remains uncured.

                  (m) Employees. There are no employment, union or other similar agreements affecting the Building that will be binding on Buyer or the Building after Closing except as set forth in Exhibit DD attached hereto and made a part hereof. A true, correct and complete copy of the agreement listed as item 1 on such schedule has been delivered by Sellers or Manager to Buyer or its representatives. There are not more than 35 individuals employed at the Building who are members of Local 32B-32J, all of whom are employed by OneSource and not by Fee Owner or Tenant (the "Employees"); provided, however, the number of Employees may increase to 36 individuals upon Circline, Inc. and/or Martin E. Segal & Co., Inc. taking possession of new or expanded space, as applicable, pursuant to their respective Space Leases.

                  (n) Title to Loan Documents. ARE is the sole owner and holder of mortgagee interest in the Leasehold Loan and Fee Loan, Manager is the sole holder of the Option, and ARE and Manager are both a party to the Escrow Agreement with other parties. Neither ARE nor Manager have taken any action to subject the Leasehold Loan, Fee Loan, the Option or any of the Leasehold Loan Documents, Fee Loan Documents, Option Agreement or Escrow Agreement to any liens, claims or other encumbrances except for those liens, claims or encumbrances granted to CDC pursuant to the CDC Loan Documents, which liens, claims and encumbrances shall be assigned to Buyer's lender as of the Closing; provided, however, if Buyer makes the CDC Election and assumes the CDC Mortgages at Closing pursuant to Article 3 herein, Buyer shall take subject to such liens, claims and encumbrances.

                  (o) Leasehold Loan Documents. Exhibit G sets forth a true and complete list of (i) all of the documents, instruments, assignments, policies and statements which evidence, secure or otherwise provide for the terms of the Leasehold Loan and (ii) all other material documents, instruments, assignments and policies that constitute the Leasehold Loan Documents, true, correct and complete copies of which have been delivered to Buyer or its counsel and no binding and enforceable oral agreements exist that have amended, modified, waived, extinguished, subordinated, satisfied, canceled or released any of the material rights of ARE under the Leasehold Loan or the Leasehold Loan "Collateral" (as defined in the Leasehold Mortgage) or obligates ARE to do any of the foregoing except as set forth under the CDC Loan Documents. As of the date hereof, ARE has no further funding obligations under the Leasehold Loan Documents and there have been no written claims made under the mortgagee title insurance policy or written disclaimers of liability by the title insurer thereunder since the restructuring in 1998.

                  (p) Fee Loan Documents. Exhibit H sets forth a true and complete list of the (i) all of the documents, instruments, assignments, policies and statements which evidence, secure or otherwise provide for the terms of the Fee Loan and (ii) all other material documents, instruments, assignments and policies that constitute the Fee Loan Documents, true, correct and complete copies of which have been delivered to Buyer or its counsel and no binding and enforceable oral agreements exist that have amended, modified, waived, extinguished, subordinated, satisfied, canceled or released any of the material rights of ARE under the Fee Loan or the Fee Loan "Collateral" (as defined in the Fee Mortgage) or obligates ARE to do any of the foregoing except as set forth under the CDC Loan Documents. As of the date hereof, ARE has no further funding obligations under the Fee Loan Documents and there have been no written claims made under the mortgagee title insurance policy or written disclaimers of liability by the title insurer thereunder since the restructuring in 1998.

                  (q) Option Agreement. A true, correct and complete copy of the Option Agreement has been delivered to Buyer or its representatives and
(i) no other written agreements or documents exist that create or evidence the Option Agreement or the Option and (ii) no binding and enforceable oral agreements exist that have amended, modified, waived, extinguished, terminated or subordinated any of the material rights of the Manager under the Option Agreement or the Option or that obligates Manager or the Sellers to do any of the foregoing. Manager is the sole owner and holder of the interest of optionee under the Option Agreement subject to the Permitted Exceptions and the CDC Loan Documents. Sellers and Manager have no actual knowledge of any default by any party under the Option Agreement, and have not received or sent any written notice of any such default.

                  (r) CDC Loan Documents. Exhibit W sets forth a true and complete list of the (i) all of the documents, instruments, assignments, policies and statements which evidence, secure or otherwise provide for the terms of the CDC Loan and (ii) all other material documents, instruments, assignments and policies that constitute the CDC Loan Documents, true, correct and complete copies of which have been delivered to Buyer or its counsel and no binding and enforceable oral agreements exist that have amended, modified, waived, extinguished, subordinated, satisfied, canceled or released any of the material rights of CDC, Sellers or Tenant under the CDC Loan Documents. Sellers have received no written notices of default from CDC which have remained uncured and, to the actual knowledge of Sellers, no material defaults exist under the CDC Loan Documents.

                  (s) Settlement Documents. Exhibit BB sets forth a true and complete list of (i) all of the documents, instruments, assignments and statements executed in connection with the Settlement Agreement and (ii) all other material documents, instruments and assignments that constitute the Settlement Documents (other than those already listed on Exhibits G, H or W and any other documents filed in connection with the Chapter 11 Cases that are a matter of public record or relate to claims thereunder that have been fully satisfied), true, correct and complete copies of which have been delivered to Buyer or its counsel and no binding and enforceable oral agreements exist that have amended, modified, waived, extinguished, subordinated, satisfied, canceled or released any of the material rights of the Sellers, Manager or Tenant under the Settlement Documents or obligates Sellers, Manager or Tenant to do any of the foregoing except as set forth under the CDC Loan Documents. True, correct and complete copies of the Escrow Documents (as defined in the Escrow Agreement dated July 30, 1998 by and among Park Comcar, One Park Fee, Tenant, ARE, Manager and New York Land Services, Inc. ("NYLS") (the "Escrow Agreement")) have been delivered to Buyer or its counsel.

                  (t) No Lender Default. No Lender Default (as defined in the Settlement Agreement) has occurred under any of the Settlement Documents, the Leasehold Loan Documents, the Bankruptcy Documents, the Fee Loan Documents, the Option Agreement or the Escrow Agreement, and no Lender Default Notice (as defined in the Settlement Agreement) has been received or sent by any of the Sellers, Manager or any Lender Party under any of such documents.

                  (u) No Borrower Defaults. To Sellers and Manager's knowledge (without any duty of independent investigation), no Borrower Default (as defined in the Settlement Agreement) has occurred under any of the Settlement Documents, the Leasehold Loan Documents, the Bankruptcy Documents, the Fee Loan Documents, the Option Agreement or the Escrow Agreement (except, that Buyer expressly acknowledges that Stahl (as defined in the Settlement Agreement) has not delivered a Net Worth Letter (as defined in the Settlement Agreement) since 1998, and Sellers have neither requested nor demanded any such letter) and no Borrower Default Notice (as defined in the Settlement Agreement) has been received or sent by any of the Sellers, Manager or any Lender Party under any of such documents.

                  (v) Payment History of Loans. Attached hereto as Schedule 6 are the payment histories (on a monthly basis) of Tenant and Fee Owner under the Leasehold Loan, the Fee Loan and the CDC Loan.

                  (w) Outstanding Amounts of Leasehold Loan, Fee Loan and CDC Loan. There is $113,022,425.93 of principal outstanding under the Leasehold Loan, $5,200,000.00 of principal outstanding under the Fee Loan and $125,000,000.00 of principal outstanding under the CDC Loan. Tenant has paid Base Interest as described in the Leasehold Note through and including September 1, 2000 subject to any Shortfall Amount (as defined in the Leasehold
Note) and Shortfall Interest (as defined in the Leasehold Note). The total Shortfall Amount and Shortfall Interest outstanding under the Leasehold Note as of September 1, 2000 is $628,350.63. Fee Owner has paid interest as described in the Fee Note through and including September 1, 2000 subject to any Shortfall Amount (as defined in the Fee Note) and Shortfall Interest (as defined in the Fee Note). The total Shortfall Amount and Shortfall Interest outstanding under the Fee Note as of September 1, 2000 is $0.00. Tenant has paid interest on the CDC Loan through and including September 1, 2000.

                  (x) Outstanding Amount of Manager Loans. Attached as
Schedule 3 hereto and made a part hereof is a list of the dates, amounts and interest rates of the Manager Loans made by Manager. Such Manager Loans were funded with equity contributions to Manager by ARE. As of the date hereof, Tenant has not paid Manager any outstanding amounts due Manager in connection with the Manager Loans. Manager is the sole owner and holder of the Manager Loans; Manager has not assigned, pledged or transferred any right in or to the Manager Loans except such rights granted CDC pursuant to the CDC Loan Documents. No other documentation of the Manager Loans exists except as set forth in Schedule 3.

                  (y) Lockbox; Escrows. Except for the Lockbox Account (established pursuant to that certain Lockbox and Security Agreement dated November 10, 1998 between ARE, Tenant and Hatfield Philips Inc., as amended by the Amended and Restated Lockbox and Security Agreement dated as of November 29, 1999 between ARE, Tenant and Hatfield Philips Inc. (collectively, the "Lockbox Agreement")), the Security Deposit Account (as defined in the Lockbox Agreement) and the Property Operating Account (as defined in the Lockbox Agreement), there are no other accounts in which monies are held by or for the benefit of ARE, Tenant or Fee Owner in connection with the Leasehold Loan and/or Fee Loan except for the accounts set forth in the CDC Loan Documents, which accounts shall be closed as of the Closing; provided, however, if Buyer elects the CDC Option and assumes the CDC Loan, such accounts shall remain open.

                  (z) ARE Membership Interest. ARE is the sole owner and holder of the ARE Membership Interest; no party has any right to acquire any portion of the ARE Membership Interest; the ARE Membership Interest is not subject to any pledges, liens, claims or encumbrances except for those pledges, liens, claims or encumbrances granted pursuant to the CDC Loan Documents, which pledges, liens, claims or encumbrances shall be released as of the Closing; provided, however, if Buyer elects the CDC Option and assumes the CDC Mortgages at Closing pursuant to Article 3 herein, Buyer shall take subject to such pledges, liens, claims or encumbrances. The ARE Membership Interest was acquired for investment purposes only and not with a view towards resale.

                  (aa) SPE Membership Interest. SPE is the sole owner and holder of the SPE Membership Interest; no party has any right to acquire any portion of the SPE Membership Interest; the SPE Membership Interest is not subject to any pledges, liens, claims or encumbrances except for those pledges, liens, claims or encumbrances granted pursuant to the CDC Loan Documents, which pledges, liens, claims or encumbrances shall be released as of the Closing; provided, however, if Buyer elects the CDC Option and assumes the CDC Mortgages at Closing pursuant to Article 3 herein, Buyer shall take subject to such pledges, liens, claims or encumbrances. The SPE Membership Interest was acquired for investment purposes only and not with a view towards resale.

                  (bb) Articles of Organization of Tenant. Attached hereto as
Exhibit I is a true, correct and complete copy of the Articles of Organization of Tenant and any and all amendments and modifications thereto. Tenant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of New York. Neither Sellers, Manager nor Tenant have received any written notice of (i) an assignment of Park Comcar's interest in Tenant or (ii) any assertion by Park Comcar that Manager is in default of any of its obligations as Manager under the Operating Agreement of Tenant.

                  (cc) Operating Agreement of Tenant. Attached hereto as Exhibit J is a true, correct and complete copy of the Operating Agreement of Tenant and any and all amendments thereto. The Operating Agreement of Tenant has not been terminated and no other written agreement exists which has amended, modified or restated the Operating Agreement of Tenant, or waived any material rights of Manager thereunder. The membership interests of Tenant are not certificated. Manager is the sole manager of Tenant. Tenant is not a party to any instrument, agreement or document which imposes any material obligation upon Tenant, other than the Operating Agreement of Tenant, Settlement Documents, Bankruptcy Documents, Leasehold Loan Documents, CDC Loan Documents or Permitted Exceptions.

                  (dd) Articles of Organization of Manager. Attached hereto as Exhibit K is a true, correct and complete copy of the Articles of Organization of Manager and any and all amendments and modifications thereto.

                  (ee) Operating Agreement of Manager. Attached hereto as Exhibit L is a true, correct and complete copy of the Operating Agreement of Manager and any and all amendments thereto. The Operating Agreement of Manager has not been terminated and no other written agreement exists which has amended, modified or restated the Operating Agreement of Manager, or waived any material rights of ARE or SPE thereunder. The membership interests of Manager are not certificated. Manager is not a party to any instrument, agreement or document which imposes any material obligation upon Tenant, other than the Operating Agreement of Manager, Operating Agreement of Tenant, Settlement Documents, Bankruptcy Documents, Leasehold Loan Documents, Fee Loan Documents, CDC Loan Documents or Permitted Exceptions. All income and franchise taxes owed by Manager, if any, through calendar year 1999 have been paid and all income tax returns for Manager for all years through 1999 which were required to be filed either were filed or will be filed by October 15, 2000.

                  (ff) Intentionally Deleted.

                  (gg) Intentionally Deleted.

                  (hh) Manager's Assets. The sole assets of Manager are: (i) its right as optionee under the Option Agreement, (ii) the sole and exclusive right to act as manager of Tenant and to control all decisions and actions of Tenant pursuant to the Operating Agreement of Tenant, (iii) the Manager Loans and (iv) the rights of Manager under the Settlement Documents and the Bankruptcy Documents. Manager has no liabilities, other than such obligations, if any, arising under the Operating Agreement of Tenant, the Settlement Documents and the CDC Loan Documents.

                  (ii) FIRPTA. No Seller is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code 1986, as amended, or any regulations promulgated thereunder.

                  (jj) Street Maintenance Declaration. Sellers, Manager, Fee Owner and Tenant have not breached the terms, covenants and conditions of that certain Distinctive Street Improvement Maintenance Declaration, dated March 18, 1988, made by Park Comcar and recorded in the New York County Clerk's Office on April 15, 1988 in Reel 1389, Page 1858 (the "Declaration"). Without limiting the foregoing, (a) no written notice of failure to maintain, repair or reconstruct the Improvements (for purposes of this paragraph, as such term is defined in the Declaration) has been received by Sellers, Manager, Fee Owner or Tenant and (b) neither Sellers, Manager, Fee Owner nor Tenant has received written notice that any costs have been incurred by the Department of Transportation, Bureau of Highway Operations or the City (for purposes of this paragraph, as such terms are used in the Declaration) which may become a lien upon the Land and Building pursuant to of the Declaration.

                  (kk) Private Street. To the best of Sellers, Manager's, Fee Owner's and Tenant's knowledge, no monetary maintenance or repair obligations have become due to the owner of the fifty (50') foot wide private street (the "Private Street") between the Building and the building on the parcel immediately adjacent to the Building (the "Adjacent Parcel") at any time during Fee Owner's ownership of the Fee Owner's Property or Tenant's tenancy of the Building, nor has the owner of the Adjacent Parcel or any other entity demanded in writing or otherwise from Sellers, Manager, Fee Owner or Tenant any such monetary maintenance in connection with the Private Street.

                  (ll) Furniture Agreement. Neither Sellers, Manager, Fee Owner nor Tenant has paid any rent under that certain Agreement dated May 25, 1925 between New York Furniture Exchange Association, Inc., as landlord ("Landlord"), One Park Avenue Corporation, as tenant, and Lexington-32nd Street Corporation, as owner ("Owner") (the "Furniture Agreement"), which Furniture Agreement leased to the owner of the Building a portion of the land covered by the Private Street. No written demand has been made to Sellers, Manager, Fee Owner or Tenant for rent by the Landlord or Owner (or their successors in interest) at any time during Fee Owner's ownership of the Fee Owner Property or Tenant's tenancy of the Building. The premises demised under the Furniture Agreement are being used by the Fee Owner and the Tenant for automobile parking. As of the date hereof, neither Sellers, Manager, Fee Owner nor Tenant has been able to locate copies of any unrecorded documents amending the Furniture Agreement, including, without limitation, those documents referenced in subparagraph (a) of that certain Bargain and Sale Deed, dated February 17, 1982, and recorded on February 19, 1982 in Reel 607, Page 1106, nor do Sellers, Manager, Fee Owner or Tenant have knowledge of the contents of such unrecorded documents.

                  (mm) Lehman Funding Obligations. The maximum amount of the Lehman Funding Obligations is $21,000,000.00 of which (i) $16,842,481.67 has been funded to date and (ii) $11,264,593.78 of the $16,842,481.67 has been acknowledged in writing by Orix Real Estate Capital Markets, LLC.

                  (nn) Chapter 11 Cases. ARE did not cast a ballot in the unsecured creditor class in connection with either of the Chapter 11 Cases; ARE's claims were not treated in the class of unsecured creditors in either of the Chapter 11 Cases; and ARE did not receive a distribution as an unsecured creditor pursuant to either of the Chapter 11 Cases.

6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers and Manager that the following statements are true and correct as of the date of this Agreement:

                  (a) Organization; Power and Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and upon Closing shall be duly authorized and qualified to do business in the State of New York. Buyer has the requisite power and authority to execute and deliver and to perform its obligations under this Agreement and all instruments and other documents executed and delivered by Buyer in connection with this Agreement. Buyer is not subject to any law, order, decree, restriction or agreement which prohibits or would be violated by this Agreement or consummation of the transactions contemplated hereby.

                  (b) Execution and Enforceability. This Agreement (and all other instruments executed by Buyer and delivered to Sellers and/or Manager in connection with the Closing under this Agreement) and the transactions contemplated hereby (and thereby) have been or will be duly and validly executed and delivered by Buyer and do or will, as applicable, constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement might be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution and delivery by Buyer of this Agreement (and all other instruments executed by Buyer and delivered to Sellers and/or Manager in connection with the Closing under this Agreement) and the transactions contemplated hereby (and thereby), and Buyer's performance of the transactions contemplated hereby (and thereby), are within the liability company powers of Buyer, have been duly authorized by all necessary limited liability company action of Buyer and, will not contravene or conflict with Buyer's charter, certificate of limited liability company or agreement of limited liability company.

                  (c) BUYER ACKNOWLEDGES TO AND AGREES WITH SELLERS AND MANAGER THAT BUYER HAS NOT RELIED, AND IS NOT RELYING, UPON ANY INFORMATION, DOCUMENT, SALES BROCHURES OR OTHER LITERATURE, MAPS OR SKETCHES, PROJECTION, PRO FORMA, STATEMENT, REPRESENTATION, GUARANTEE OR WARRANTY (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MATERIAL OR IMMATERIAL) THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF SELLERS OR MANAGER WHICH ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

                  (d) BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY SELLERS AND/OR MANAGER IN THIS AGREEMENT, IT SHALL NOT BE ENTITLED TO RELY ON, AND SHOULD NOT RELY ON, SELLERS, MANAGER OR THEIR AGENTS AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE BUILDING, INCLUDING (BUT IN NO WAY LIMITED TO) THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEM, FACILITIES OR APPLIANCES AT THE BUILDING, IF ANY;
(II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR THE EXISTENCE OF GROUND WATER AT THE LAND; (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITIES SERVING THE BUILDING; (IV) THE DEVELOPMENT POTENTIAL OF THE BUILDING AND/OR LAND, ITS HABITABILITY, MERCHANTABILITY OR FITNESS OR THE SUITABILITY OR ADEQUACY OF THE BUILDING AND/OR LAND FOR ANY PARTICULAR PURPOSE; (V) THE ZONING OR OTHER LEGAL STATUS OF THE FEE OWNER PROPERTY AND BUILDING; (VI) THE FEE OWNER PROPERTY'S OR BUILDING'S OR ITS OPERATIONS' COMPLIANCE WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY; (VII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE BUILDING; OR (VIII) THE CONDITION OF TITLE TO THE FEE OWNER PROPERTY AND THE BUILDING OR THE NATURE, STATUS AND EXTENT OF ANY EASEMENT, RIGHT-OF-WAY, LEASE, RIGHT OF REDEMPTION, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR OTHER MATTER AFFECTING TITLE TO THE FEE OWNER PROPERTY AND THE BUILDING.

                  (e) BUYER ACKNOWLEDGES TO AND AGREES WITH SELLERS AND MANAGER THAT WITH RESPECT TO THE SALE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS AND/OR MANAGER HAVE NOT, DO NOT AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING (BUT IN NO WAY LIMITED TO) WARRANTIES OR REPRESENTATIONS REGARDING (I) THE BUILDING'S CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE; (II) THE VALUE, PROFITABILITY OR MARKETABILITY OF THE FEE OWNER PROPERTY AND THE BUILDING; (III) ANY ENVIRONMENTAL CONDITION, WHETHER LATENT OR OBSERVABLE; OR (IV) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING (BUT IN NO WAY LIMITED TO) THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE SALE PROPERTY TO BE SOLD TO BUYER PURSUANT TO THIS AGREEMENT IS SOLD AND TRANSFERRED WITHOUT RECOURSE.

                  (f) BUYER ACKNOWLEDGES AND AGREES WITH SELLERS AND MANAGER THAT WITH RESPECT TO THE LEASEHOLD LOAN, LEASEHOLD LOAN DOCUMENTS, FEE LOAN, FEE LOAN DOCUMENTS, CDC LOAN, CDC LOAN DOCUMENTS, OPTION, OPTION AGREEMENT, SETTLEMENT DOCUMENTS, OPERATING AGREEMENTS OF SELLERS AND ITS AFFILIATES AND PRINCIPALS AND THE GROUND LEASE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS AND/OR MANAGER HAVE NOT, DO NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (I) THE COLLECTABILITY OF THE LEASEHOLD LOAN, FEE LOAN OR CDC LOAN, (II) THE CREDITWORTHINESS OF TENANT OR FEE OWNER, (III) THE VALUE OF THE FEE OWNER PROPERTY AND/OR BUILDING OR ANY OTHER COLLATERAL SECURING THE LEASEHOLD LOAN, FEE LOAN OR CDC LOAN, (IV) THE TRANSFERABILITY AND ENFORCEABILITY OF THE LEASEHOLD LOAN DOCUMENTS, FEE LOAN DOCUMENTS, CDC LOAN DOCUMENTS, OPTION AGREEMENT OR SETTLEMENT DOCUMENTS AND ANY OTHER COLLATERAL SECURING THE LEASEHOLD LOAN, FEE LOAN OR CDC LOAN, (V) THE CONDITION OF THE UNDERLYING COLLATERAL OR (VI) THE PROPER PAYMENT OF TRANSFER TAXES, RECORDING TAXES AND SUCH OTHER TAXES RELATING TO THE LEASEHOLD LOAN, FEE LOAN OR CDC LOAN. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE LEASEHOLD LOAN, FEE LOAN, LEASEHOLD LOAN DOCUMENTS, FEE LOAN DOCUMENTS, CDC LOAN, CDC LOAN DOCUMENTS, OPTION, OPTION AGREEMENT AND SETTLEMENT DOCUMENTS, TO BE SOLD TO BUYER PURSUANT TO THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE.

                  (g) EXCEPT AS SET FORTH IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLERS AND/OR MANAGER HAVE NOT, DO NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY STATE OR FEDERAL SECURITIES LAWS WITH RESPECT TO THE MEMBERSHIP INTEREST OR THE SALE OF THE MEMBERSHIP INTEREST.

                  (h) Buyer acknowledges that Buyer has had and/or will be given pursuant to this Agreement an adequate opportunity to make such legal, factual and other inquiries and investigations as Buyer deems necessary, desirable or appropriate with respect to the Fee Owner Property and/or Building. Such inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Building, the physical components of all portions of the Building, the condition of the Building, the existence of any wood destroying organisms at the Building, such state of facts as an accurate survey and inspection would show, zoning ordinances, resolutions and regulations of the City of New York and State of New York and the value and marketability of the Fee Owner Property and/or the Building.

                  (i) BUYER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLERS AND MANAGER THAT BUYER IS PURCHASING THE SALE PROPERTY IN "AS IS" AND "WITH ALL FAULTS" CONDITION AS OF THE DATE OF THE CLOSING AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLERS AND/OR MANAGER, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. Without in any way limiting the generality of the immediately preceding sentence, Buyer, Sellers and Manager further acknowledge and agree that in entering into this Agreement and purchasing the Sale Property:

                           (i)  Buyer specifically acknowledges and agrees
that, except as set forth in this Agreement, it hereby and by consummating the transactions contemplated by this Agreement waives, releases and discharges any claim it has, might have had or may have against Sellers with respect to: the condition of the Building, either patent or latent; its ability or inability to obtain or maintain either temporary or final certificates of occupancy or other licenses for the use or operation of the Building, and/or certificates of compliance for the Building; and compliance with any environmental protection, pollution or land use laws, rules, regulations or requirements.

                          (ii) Except as set forth in this Agreement, Sellers
will have no obligation to take steps to cure or cause Tenant to cure the existence of any note or notice of violation from any governmental authority having jurisdiction over the Building noted or issued before, on or after the date hereof. Except as set forth in this Agreement, the existence of any such violation, note or notice before, on or after the date hereof will not affect the obligations of Buyer hereunder.

7. Covenants Pending the Closing. Sellers and Manager, as applicable, covenant that between the date hereof and the Closing Date:

                  (a) No Transfer. Sellers and Manager will not, and will not cause, suffer or permit Tenant to, sell, assign, mortgage, pledge, encumber or otherwise transfer all or any portion of (i) the Sale Property, (ii) the Improvements, (iii) Tenant's interest in the Ground Lease or (iv) any Settlement Documents, (including, without limitation, the Option Agreement); or (v) any asset of Manager or Tenant.

                  (b) Operation of the Improvements. Manager shall cause Tenant to continue to manage, maintain, repair and operate the Improvements in accordance with Tenant's customary and ordinary business practices, subject to the limitations set forth in this Agreement. Sellers agree not to cause or permit Manager to transfer to any third party or remove any personal property from the Improvements after the date hereof, except for repair or replacement thereof and except in the case of any termination of this Agreement. Any items of personal property replaced after the date hereof shall promptly be installed prior to Closing and shall be of substantially similar quality to the item of personal property being replaced.

                  (c) Spaces Leases. Manager shall not cause, permit, suffer or allow Tenant to enter into, modify, terminate or renew (except pursuant to the exercise by a tenant of a renewal or extension option contained in such tenant's Space Lease, provided that Tenant shall take no discretionary action with respect thereto) any leases for space at the Building or grant any other rights of occupancy or other rights in respect of all or any portion of the Building, grant any consent or waive any material right of landlord under any such Space Lease; accept a surrender, or consent to the termination or cancellation of any Space Lease by the tenant thereunder, except to the extent landlord is obligated to do so in accordance with the terms of such Space Lease or as required by law, in each case without the prior written approval of Buyer, which approval shall be in Buyer's sole and absolute discretion. In furtherance and not in limitation of the preceding sentence, Buyer's consent as aforesaid shall also be required in connection with the negotiation of fair market rents and other discretionary items with respect to the terms of any expansion or renewal option, right of first offer or first refusal or similar rights which are not expressly fixed pursuant to the terms of the Space Lease in question. Buyer acknowledges and agrees that, subject to the provisions of
Section 7(b), nothing in this Agreement shall be deemed to obligate Sellers to cause Manager to send any notice of default or take any other affirmative action in connection with a default by any tenant under a Space Lease.

                  (d) No Amendment of Ground Lease. Fee Owner will not take, and Manager will not cause Tenant to take, permit, suffer or allow any action to modify or amend any term, covenant, provision or agreement contained in the Ground Lease or enter into any new agreement in respect of the Ground Lease nor shall Fee Owner permit any surrender or termination of the Ground Lease, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion. Buyer acknowledges and agrees that nothing herein shall be deemed to obligate Fee Owner to send any notice of default or take any other affirmative action in connection with a default by Tenant under the Ground Lease (and such failure to send any such notice or take any other action, in and of itself, shall not be deemed a waiver by Fee Owner of the obligations of Tenant with respect thereto); provided, however, Fee Owner shall send a letter reserving its rights if failure to give such notice of default could reasonably be expected to constitute a waiver thereof.

                  (e) No Amendment of Loan Documents. Except as set forth in
Section 7(t) hereof, Sellers will not, and will not permit or cause Manager or Tenant to, modify or amend any term, covenant, provision or agreement contained in any Leasehold Loan Document, Fee Loan Document, the CDC Loan Documents or enter into any new agreement in respect of the Leasehold Loan, Fee Loan or CDC Loan without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, except that Sellers shall take such actions as shall be necessary to cause the assignment of the CDC Mortgages and CDC Note to Buyer's lender at Closing. Buyer acknowledges and agrees that nothing herein shall be deemed to obligate ARE to send any notice of default or take any other affirmative action in connection with a default by Tenant or Fee Owner under the Leasehold Loan Documents or Fee Loan Documents (and such failure to send any such notice or take any other action, in and of itself, shall not be deemed a waiver by ARE of the obligations of Tenant or Fee Owner with respect thereto); provided, however, ARE shall send a letter reserving its rights if failure to do so could reasonably be expected to constitute a waiver thereof. Notwithstanding anything herein to the contrary, Buyer hereby agrees and acknowledges that prior to Closing Sellers and Manager may continue to submit to CDC requests acknowledging reduction of the Lehman Funding Obligations (to the extent applicable) without the consent of Buyer and the same shall not constitute amendments or modifications of the CDC Loan.

                  (f) No Sellers and Manager Consents. Subject to the provisions of paragraph (c) above, Sellers and Manager will not consent to, and will not cause, suffer or permit Tenant to, sell, assign, mortgage, pledge, encumber or otherwise transfer all or any portion of the Sale Property, the Improvements, the assets of Manager or Tenant's interest in the Ground Lease or any of the other collateral under the Leasehold Loan Documents without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion.

                  (g) Copies of Notices, Etc. Sellers and/or Manager will deliver to Buyer copies of all notices of default and all other material notices and other material correspondence sent, filed, served on or received by Sellers, Tenant and/or Manager (including requests for acknowledgment of reduction in the Lehman Funding Obligations) in connection with the Improvements, the Ground Lease, the assets of Manager or the Sale Property (other than any correspondence received by Sellers, Tenant and/or Manager in respect of any offers or proposals regarding the sale or financing of the Improvements, the Ground Lease, the assets of Manager or Sale Property to any party other than Buyer) from and after the date hereof promptly after the delivery or receipt thereof. Neither Sellers nor Manager shall declare or take any action in respect of a Borrower Default without Buyer's prior written consent, which consent may be withheld in its sole discretion, unless Sellers or Manager determine, in their sole and absolute discretion, that in the absence of declaring a Borrower Default or taking such action with respect to such Borrower Default or any action which could, with the giving of notice or the passage of time, constitute a Borrower Default, any Seller's or Manager's rights, obligations or liabilities under and/or in respect of the Sale Property could be materially and adversely affected.

                  (h) Access. (A) Sellers and Manager will provide Buyer and Buyer's representatives with access (at Sellers', Manager's or their attorneys' office in New York City or at such other location as Sellers and Manager may designate in New York City), during regular business hours, upon reasonable prior notice, to, the Ground Lease, the Space Leases, the Leasehold Loan Documents, the Fee Loan Documents, the CDC Loan Documents and such other information and materials relating to Tenant, the Fee Owner Property, the Improvements, the Ground Lease, the Space Leases, the Leasehold Loan, the Fee Loan, the ARE Membership Interest, the SPE Membership Interest and the CDC Loan as are in Sellers' and/or Manager's possession and control (other than any correspondence sent or received by Sellers and/or Manager in respect of any offers or proposals regarding the sale or financing of the Sale Property to any party other than Buyer), including, without limitation, to the accounting records used to prepare operating statements in order to enable Buyer to comply with SEC Regulations S-X Rule 3-14.

                              (B) (i) Sellers and Manager agree to afford, and
to cause Tenant to afford, Buyer reasonable access to the Improvements prior to the Closing, at reasonable times upon reasonable notice, provided that Buyer shall not enter any portion of the Improvements unless accompanied by a representative of Sellers and Manager. Buyer specifically agrees that neither it, nor its employees or agents, will communicate directly with any tenants under Space Leases. Buyer also agrees that Sellers and Manager shall not be required to commence any action to afford Buyer such access. Such access shall be subject to the rights of each tenant under their respective Space Lease and shall not cause an interruption of the business of any such tenants. Buyer shall not be permitted to perform or cause the performance of any invasive action (i.e., environmental tests or other similar tests) with respect to the Land and/or Improvements, without the prior written consent of Sellers and Manager, which consent shall not be unreasonably withheld.

                                 (ii) Buyer hereby agrees to indemnify and hold
Sellers and Manager and their respective partners, members, officers, directors, employees and agents harmless from and against any and all claims, actions and causes of action which may arise out of any act taken by or injury or damage caused by Buyer, its agents, lenders, representatives, contractors, inspectors or any other person granted access to the Improvements or any portion of the Fee Owner Property in accordance with this Section 7(i)(B). Buyer shall indemnify and reimburse Sellers and/or Manager for the actual, out-of-pocket cost of repairing any damage to the Improvements caused by or resulting from activities associated with any inspections made by or on behalf of Buyer or such other parties. Buyer shall maintain comprehensive liability and property damage insurance in amounts and underwritten by a carrier reasonably acceptable to Sellers and Manager, naming Sellers, Manager and Tenant as insureds against any damage, injury, expenses and other liabilities which either of them may incur arising out of any act taken by or injury or damage caused by Buyer, its agents, representatives, contractors, inspectors or any other person granted access to the Improvements or any portion of the Fee Owner Property in accordance with this Section 7(i)(B). The obligations of Buyer under this clause (ii) shall survive the termination of this Agreement without the occurrence of a Closing.

                  (i) Subordination, Non-Disturbance and Attornment Agreements. Sellers and Manager shall use reasonable efforts to assist Buyer in obtaining subordination, non-disturbance and attornment agreements from tenants under the Space Leases identified by Buyer's lender.

                  (j) Service Contracts. Sellers and Manager shall not, without the prior written consent of Buyer, which consent may be withheld in its reasonable discretion, cause, suffer or permit Tenant to modify, amend or terminate any Service Contracts or enter into any new Service Contracts that cannot be terminated without penalty upon no more than thirty (30) days' notice by Sellers or Buyer. Sellers shall be obligated to pay any incremental cost increases in effect during the first thirty (30) days after the Closing Date so long as Buyer gives the required thirty (30) day notice of termination as of the Closing Date.

                  (k) Settlement Documents. Sellers and Manager shall perform and observe all terms, covenants, provisions and agreements contained in each Settlement Document and binding on them. Sellers and Manager shall not, without the written consent of Buyer, which consent may be withheld in its sole discretion, modify or amend any term, covenant, provision or agreement contained in any Settlement Document, nor shall Sellers or Manager waive, release or subordinate any right granted thereunder.

                  (l) Employees. Sellers and Manager shall cause Tenant not to hire and cause OneSource not to hire, any new employees, with the exception of replacements at the same rate, or change the terms of employment, including, without limitation, salary or benefits, of any employee unless such change is required under any existing union agreement other than as permitted pursuant to Section 5(m) hereof.

                  (m) Tax Proceedings. Sellers shall continue any ongoing tax certiorari proceedings relating to the reduction of the assessed valuation of the Land and Improvements other than the Tax Certiorari Claims, which are not in Seller's or Tenant's control; provided, however, Sellers shall not settle any pending proceedings without Buyer's consent, which consent shall not be unreasonably withheld or delayed, if such settlement covers any portion of a tax year after the Closing Date.

                  (n) Security Deposits. Sellers shall not, and Manager shall not permit or allow Tenant to, apply any security deposits of tenants at the Building unless such tenant has vacated the leased premises and is more than ninety (90) days in arrears.

                  (o) Insurance. Sellers and Manager shall cause Tenant to maintain the current or materially similar insurance coverage for the Improvements. Evidence of the current level of insurance is set forth on Exhibit EE attached hereto and made a part hereof.

                  (p) Member's Estoppel. (A) Sellers shall use reasonable efforts to cause Park Comcar, the sole member of Tenant, to deliver (i) an estoppel upon which Buyer and Buyer's lender may rely (the "Member's Estoppel"), dated at any time after the date hereof, in substantially the same form as, or providing no less information than provided to CDC on November 29, 1999, which may be qualified by a reference to the Letter dated September 5, 2000 from Park Comcar to ARE and Manager (the "Park Comcar Letter") and/or the allegations made therein and (ii) an updated estoppel upon which Buyer and Buyer's lender may rely (the "Updated Member's Estoppel") dated at any time after the date hereof, approving the modification to the Leasehold Loan Documents, Fee Loan Document and CDC Loan Documents and the revocation of the Irrevocable Waiver of Options to Extend under the Ground Lease as contemplated by Buyer in Section 7(t) hereof and such other documents as may be provided to Park Comcar and/or its counsel for review, and confirming that the execution, delivery and performance of same shall not constitute a default by Buyer, Manager, any Lender Party or any of the other parties under the Settlement Documents or a Lender Default.

                              (B) If for any reason whatsoever, Sellers are
unable to obtain the Member's Estoppel pursuant to Section 7(p) above, Buyer shall provide notice to Sellers no earlier than November 1, 2000 of its desire for Sellers to commence legal proceedings against Park Comcar compelling the delivery of the Member's Estoppel. Sellers shall prepare a summons and complaint to commence such proceeding (the "Summons and Complaint") and submit the same to Buyer for Buyer's review and consent. Sellers shall not be obligated to file the Summons and Complaint or otherwise take any action in respect of any legal proceeding against Park Comcar unless and until Sellers shall have received the written approval thereof by Buyer or its counsel. If Buyer consents to the Summons and Complaint ("Buyer's Notice"), Sellers shall file the Summons and Complaint (through counsel chosen by Sellers in their reasonable discretion) against Park Comcar to obtain the Member's Estoppel or the Updated Members Estoppel, as applicable within five (5) days after receiving Buyer's Notice and shall prosecute the same in a commercially reasonable manner. Any action taken or failed to be taken in connection with any such proceeding at the direction or request or with the prior approval of Buyer or its counsel shall be deemed to be commercially reasonable. Sellers agree to consult with Buyer and its counsel in devising any such strategy, without any obligation to take or refrain from taking any action requested by Buyer or its counsel. Any and all costs and expenses incurred by Sellers prior to Closing in connection with any legal proceeding to compel the delivery of the Member's Estoppel shall be borne by Seller. Any and all costs and expenses incurred by Sellers in connection with any legal proceeding to compel the Updated Member's Estoppel shall be borne by Buyer. Prior to Closing, and upon the reasonable request of Buyer, Sellers agree to keep Buyer apprised of the status of the legal proceeding. Buyer shall be solely responsible for the costs any legal proceeding against Park Comcar in respect of any Member's Estoppel or Updated Member's Estoppel incurred on and after the Closing and Sellers shall have no other responsibilities or obligations to Buyer with regard to the delivery of the Member's Estoppel or the Updated Member's Estoppel, or the continuance of any legal proceedings therefor. It is expressly acknowledged and agreed that the obtaining of such Member's Estoppel or Updated Member's Estoppel shall in no way constitute a condition to Closing, nor shall the failure to obtain such Member's Estoppel or Updated Member's Estoppel constitute a default hereunder. At Closing, Sellers agree, upon the written request of Buyer, to assign all rights and interests of Sellers in the legal proceeding against Park Comcar.

                  (q) Capital Improvement Work. (A) Sellers shall complete the work described on or in the construction contracts attached to or described in Exhibit AA and deliver lien waivers to Buyer at Closing for such work to the extent then paid. If Sellers are unable to complete such work and provide such lien waivers at Closing, then Sellers shall provide Buyer with notice to such effect ten (10) Business Days prior to Closing and Buyer's architect shall thereafter determine the reasonable cost to complete such work. Sellers shall deliver the amount so determined by Buyer's architect to Escrow Agent at Closing (the "Capital Work Escrow"). Escrow Agent shall hold such amount in escrow, and upon the completion of all work, Escrow Agent shall release to Buyer such amounts paid or incurred by Buyer or Tenant after the Closing with respect to such work as evidenced by invoices or other documentation, and Sellers shall be entitled to the balance, if any. Sellers shall remain liable for any additional amount required to complete such work to the extent the amounts escrowed are insufficient. This Section 7(q) shall survive Closing.

                  (r) CDC Loan Principal; Leasehold Loan Principal. Sellers and Manager shall not make or cause Tenant to make any payment on account of the principal sum owed to CDC or otherwise consent to the reduction of the principal sum secured by the CDC Mortgages. ARE shall not apply any payment received from Tenant on account of the principal sum secured by the Leasehold Mortgage.

                  (s) CDC Documents. If Buyer does not assume the CDC Loan, Sellers shall cause CDC to execute and deliver all documents specified in
Article 10(b) hereinafter, as applicable, and in accordance therewith so as to assign the CDC Note and CDC Mortgages to Buyer or its lender.

                  (t) Leasehold Note and Leasehold Mortgage. So long as Buyer does not assume the CDC Loan, and provided the following is not prohibited under the Operating Agreement of Tenant, at Buyer's request (provided that Buyer pays at Closing or upon any earlier termination of this Agreement the reasonable third party out of pocket expenses of Sellers in connection therewith), immediately prior to or at Closing ARE shall and shall (i) cause Manager to cause Tenant to split and sever the Leasehold Note and the Leasehold Mortgage into two or more loans, and consolidate such portion thereof as Buyer may elect with the CDC Note, so as to increase the principal sum secured by the CDC Leasehold Mortgage encumbering the Ground Lease (which may be accomplished by ARE first taking assignment of the CDC Note and the CDC Mortgages), and (ii) cause Manager to cause Tenant and Fee Owner to revoke (the "Revocation") the waiver of the right of Tenant to extend the term of the Ground Lease, which was waived pursuant to the Irrevocable Waiver of Option to Extend under the Ground Lease between Tenant and Fee Owner, dated as of November 29, 1999 (the "Waiver of Option"). The Revocation of the Waiver of Option shall be subject to the written consent of Park Comcar; provided, however, ARE shall cause Fee Owner and shall cause Manager to cause Tenant to deliver the Revocation of the Waiver of Option so long as Sellers are indemnified against any liability, loss, cost, damage or expense arising out of or relating to any claim that the Revocation Triggered Adverse Tax Consequences or otherwise results in Tax Damage by an entity and in form and substance acceptable to Sellers in their sole discretion. In no event shall the Revocation of the Waiver of Option by Tenant and Fee Owner be a condition to Closing.

                  (u) Non-Imputation Affidavit. If required to enable Buyer to obtain title insurance (without exception for the knowledge of Sellers or their officers or employees, including in their capacities as officers or representatives of Manager or Tenant) on the Option or Tenant's interest in the Ground Lease, Sellers shall execute and deliver a customary "non-imputation" affidavit in form reasonably acceptable to the Title Company (but which in any event shall be limited to the actual knowledge of the affiant, without any duty of independent investigation and signing solely in such individual's capacity as an officer or representative of ARE, in its capacity as a member of Manager).

         8.       Conditions to Closing.


                  (a) The obligation of Sellers to sell the Sale Property to Buyer is subject to the satisfaction of the following conditions:

                        (i) Buyer shall have performed, satisfied and complied, or tendered performance, satisfaction and compliance, in all material respects, with every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

                        (ii) The representations and warranties of Buyer set forth in Section 6 shall be true and correct in all material respects on the Closing Date.

                  The foregoing conditions are for the sole benefit of Sellers and may be waived, in whole or in part, by Sellers in their sole and absolute discretion.

                  (b) The obligations of Buyer to purchase the Sale Property from Sellers is subject to the satisfaction of the following conditions:

                        (i) Subject to the provisions of Section 11(b) hereof, Sellers and/or Manager shall have performed, satisfied and complied or tendered performance, satisfaction and compliance, in all material respects, with every covenant, agreement and condition required by this Agreement to be performed or complied with by Sellers and/or Manager on or before the Closing Date.

                        (ii) Subject to the provisions of Sections
10(b)(xxxii) and 11(c) hereof, the representations and warranties of Sellers and Manager shall be true and correct as of the Closing Date.

                        (iii) Sellers shall use reasonable efforts to obtain an estoppel certificate (an "Estoppel") from each tenant under a Space Lease, dated not earlier than November 15, 2000, in the form attached hereto as Exhibit Y. It shall be a condition to Buyer's obligation to close under this Agreement that Buyer receives an estoppel certificate dated not earlier than November 15, 2000 (which may be relied upon by Buyer and its Lender) from tenants occupying not less than 90% of the space occupied by office and retail tenants under Space Leases. Notwithstanding the foregoing, such condition shall be deemed satisfied (a) if Buyer receives from any such tenant such certification as such tenant is obligated to deliver under such tenant's Space Lease (notwithstanding that such certificate may contain more, less or different information than that set forth in Exhibit Y) and/or, (b) if Sellers are unable to obtain sufficient Estoppels from any such tenants as set forth herein, by delivering the certification of Sellers for up to 15% of the occupied space under the Space Leases (but only with respect to tenants which have refused or failed to respond to an estoppel request) in the form attached hereto as Exhibit V as would, together with the Estoppels delivered by tenants, constitute a sufficient number of Estoppels as required by the terms of this paragraph (iii). Any such Estoppel given by any tenant or Sellers shall be sufficient to satisfy the condition set forth in this paragraph (iii) unless any statements in the Estoppel reveal a Breach of a representation by Sellers or Manager hereunder (which statements are not demonstrated by Sellers to be wrong or are not cured at or prior to Closing, in each case, to Buyer's reasonable satisfaction) and the Damage arising from such Breach(es), together with the Damage arising from any other Breach(es) which remain incurred as of the Closing Date, does not exceed the Breach Threshold. If the Closing is adjourned pursuant to this Agreement, and to the extent any Estoppel becomes more than fifty-four (54) days old (a "Stale Estoppel"), it shall be a condition to Buyer's obligation to close under this Agreement that Sellers (a) obtain from such tenants with a Stale Estoppel a reaffirmation of such statements in such tenants' original Estoppel, (a "Bring-Down Letter") or (b) if Sellers are unable to obtain a Bring-Down Letter for each Stale Estoppel, then Sellers may satisfy the condition by delivering the certification of Sellers for Stale Estoppels relating to up to 10% of the occupied space under the Space Leases (which shall be in addition to the Seller Certificates referred to above). To the extent any Estoppel confirms any information as to which Sellers or Manager has made a representation herein, Buyer shall rely solely on the Estoppel with respect to such information and Sellers' or Manager's representation shall be null, void and of no further force and effect as to such information.

                        (iv) Sellers shall either (x) obtain an estoppel from NYLS in the form attached hereto as Exhibit HH, dated not more than thirty
(30) days prior to Closing, or (y) deliver an estoppel certificate signed by ARE certifying as to the same information set forth in the Escrow Agent Estoppel, dated not more than thirty (30) days prior to the Closing (either such letter, the "Escrow Agent Estoppel").

                        (v) As of the Closing Date, the unpaid principal balance of the CDC Loan shall be $125,000,000.00; as of the Closing Date, the unpaid principal balance of the Leasehold Loan shall be $113,022,425.93.

                        (vi) A reputable title insurance company shall be prepared to issue and deliver to Buyer (subject to Buyer ordering title insurance in accordance with Article 9 herein and paying or causing to be paid for title insurance in accordance with Article 18 herein), (a) at Buyer's option, either (x) TIRSA Successor in Ownership of Indebtedness Endorsement to the existing title insurance relating to the Leasehold Mortgage or (y) a new policy of title insurance insuring the lien and priority of the Leasehold Mortgage subject to no Exceptions (as hereinafter defined) other than the Permitted Exceptions and the CDC Mortgage (as assigned to Buyer or its lender or assumed by Buyer, as applicable, (b) an owner's policy of title insurance insuring Buyer's fee simple title to the Fee Owner Property subject to no Exceptions other than the Permitted Exceptions, and (c) if Buyer assumes the CDC Loan, an endorsement to the lender's policy of title insurance relating to the CDC Mortgages insuring the lien and priority of the CDC Mortgages subject to no Exceptions other than the Permitted Exceptions. Any failure of Buyer to obtain title insurance due to Sellers' inability to produce the unrecorded Assignment of Lease made by One Park Fee Venture to Park Fee Associates dated April 20, 1984 shall not be deemed a failure of the condition set forth in this Section 8(b)(vi).

                  The foregoing conditions are for the sole benefit of Buyer and may be waived, in whole or in part, by Buyer in its sole and absolute discretion.

         9.       Title Matters.

                  (a) Sellers shall convey and Buyer shall accept insurable fee simple title to the Fee Owner Property, subject to no liens, charges, encumbrances, mortgages, pledges, security interests, easements, agreements, other interests, adverse claims or exceptions to title (collectively, "Exceptions"), other than the matters set forth in Exhibit M attached hereto and made a part hereof (the "Permitted Exceptions").

                  (b) Buyer shall order an examination of title and shall cause a copy of the title commitment (the "Title Commitment") and each update thereof (each, an "Update") to be forwarded to Sellers' attorney upon receipt by Buyer from the title company (the "Title Company") issuing the Title Commitment. Sellers shall be entitled to a reasonable adjournment or adjournments of the Closing for up to thirty (30) days (as to which date time shall be of the essence) to remove any Exceptions other than Permitted Exceptions provided that Sellers pay any extension costs actually charged and incurred under Buyer's commitment for financing with its lender; provided, however, such costs shall not exceed $100,000.00 in the aggregate (as so limited, the "Extension Fees"). Notwithstanding anything herein to the contrary, if the Title Company shall raise Exceptions other than the Permitted Exceptions, but the Title Company shall nevertheless be willing to insure without special premium that upon the Closing, Buyer will obtain insurable fee simple title to the Fee Owner Property, subject only to the Permitted Exceptions, then Buyer shall have no right to object thereto and Sellers shall have no obligations with respect to such Exceptions as may have been raised by the Title Company.

                  (c) If Sellers shall be unable to convey title to either the Fee Owner Property or the Leasehold Loan at the Closing in accordance with the provisions of this Agreement, Buyer, nevertheless, may elect to accept such title as Sellers may be able to convey with a credit against the monies payable at the Closing equal to the reasonable estimated cost (as agreed upon by Sellers and Buyer) to cure the same (up to the Maximum Expense described below), but without any other credit or liability on the part of Sellers. Notwithstanding any provision of this Agreement to the contrary, if Buyer elects to accept such title and receive a credit against the amounts payable at Closing, then Buyer shall indemnify, defend and hold harmless Sellers from and against any claims, losses or expenses (including without limitation reasonable attorneys' fees) suffered or incurred by Sellers on account of the matters for which Buyer has received a credit at Closing, provided that Buyer's liability hereunder shall not exceed the amount of such credit actually received by Buyer. If Buyer shall not so elect, Buyer may terminate this Agreement and the sole liability of Sellers shall be to cause the refund of the Deposit or Deposit Letter of Credit, if applicable, to Buyer plus (i) the reimbursement for Buyer's Costs (as hereinafter defined) and (ii) Buyer's Extension Fees if incurred as a result of any such adjournment by Sellers. Upon such refund, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than as specifically provided herein. Sellers shall not be required to bring any action or proceeding or to incur any expense to cure any title defect or to enable Sellers otherwise to comply with the provisions of this Agreement, except that Sellers shall pay, satisfy or remove at the Closing, to the extent of the Purchase Price payable at the Closing Involuntary Liens not in excess of $20,000,000 in the aggregate and all Voluntary Liens. "Voluntary Liens" shall mean mortgages, security interests and other liens, judgments, exceptions, defects, or encumbrances upon either the Sale Property or the Ground Lease that are created or caused by any Seller or Tenant (other than the Permitted Exceptions and the Fee Loan Documents). "Involuntary Liens" shall mean any other mortgage, security interest, lien, judgment or similar monetary title exception upon either the Sale Property or the Ground Lease which was not created or caused by any Seller or Tenant (other than the Permitted Exceptions) that can be removed by payment of a liquidated sum of money.

                  (d) If at Closing there are liens or encumbrances that Sellers are obligated to pay or discharge, Sellers' may use any portion of the Purchase Price to pay or discharge them, provided Sellers shall simultaneously deliver to Buyer at Closing instruments in recordable form and sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said instruments. As an alternative, Sellers may deposit sufficient monies with the Title Company acceptable to and required by it, to assure their discharge, but only if the Title Company will insure Buyer's title free and clear of such matters.

         10.      Closing.

                  (a) The closing of the purchase and sale under this Agreement (the "Closing") shall take place at the offices of Sellers' and Manager's counsel, Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, at 10:00 a.m. on January 8, 2001 or at the offices of Buyer's lender, time being of the essence as to Buyer's and Sellers' obligations to close on such date or such later date to which the Closing may be adjourned pursuant to Sellers' Adjournment Right, as hereinafter defined (the actual date of the Closing is referred to herein as the "Closing Date"). The parties agree to pre-close at least one Business Day prior to the Closing Date.

                  (b)  On the Closing Date:

                       (i) Buyer shall pay the Balance in the manner specified in Section 2(b)(ii), subject to adjustment as provided in this Agreement.

                       (ii) Fee Owner shall execute and deliver to Buyer a Bargain and Sale Deed Without Covenants Against Grantor's Acts in the form of Exhibit N annexed hereto and made a part hereof.

                       (iii) Fee Owner shall execute and deliver to Buyer an Assignment and Assumption of Ground Lease in the form of Exhibit O annexed hereto and made a part hereof and Buyer shall execute and deliver such Assignment and Assumption.

                       (iv) Sellers and Manager shall execute and deliver to Buyer notices to Tenant and such other parties (including, without limitation, tenants under the Space Leases, and other lien holders) as Buyer may reasonably request giving notice of the conveyance of the Fee Owner Property, the Leasehold Loan, the Leasehold Loan Documents, the Fee Loan, the Fee Loan Documents, the ARE Membership Interest and the SPE Membership Interest.

                       (v) Sellers, Manager and Buyer shall execute and deliver a settlement statement (the "Settlement Statement") setting forth the amounts paid by or on behalf of and/or credited to Buyer and Sellers and Manager pursuant to this Agreement.

                       (vi) Fee Owner and Buyer shall execute and deliver to each other the Tax Returns (as hereinafter defined), and Buyer shall deliver at Closing to Buyer's title company certified or official bank checks to the order of the appropriate officers in payment of all applicable transfer taxes; Buyer shall receive a credit against the Balance with respect to all such transfer taxes.

                       (vii) Fee Owner shall execute and deliver to Buyer an affidavit pursuant to Section 1445 (b)(2) of the Internal Revenue Code of 1986, as amended, stating that Fee Owner is not a foreign person within the meaning of such provision.

                       (viii) Sellers shall execute and deliver such usual and customary affidavits as Buyer's title company shall reasonably require.

                       (ix) ARE shall deliver to Buyer and/or Buyer's lender, at Buyer's discretion, the following original promissory notes: (a) Substitute Note "A" dated November 10, 1998 in the original principal amount of $238,022,425.93 made by Tenant in favor of ARE, and identified as item 1 of that section of Exhibit G entitled "New Leasehold Note and Mortgage"; (b) Severed Promissory Note in the original principal amount of $125,000,000.00 made by Tenant in favor of ARE and identified as item 1 of that section of Exhibit G entitled "Mortgage Splitter, Assignment and Subordination Documents"; and (c) Amended Substitute Note "A" in the original principal amount of $113,022,425.93 made by Tenant in favor of ARE and identified as item 6 of that section of Exhibit G entitled "Mortgage Splitter, Assignment and Subordination Documents" (the promissory notes described in (a), (b) and (c), hereinafter, collectively, the "Required Notes"), as well as originals of all promissory notes which comprise the indebtedness evidenced by the Required Notes (the "Underlying Notes") and the original Fee Note together with an allonge annexed to each of the foregoing notes in the form of Exhibit P annexed hereto and made a part hereof (subject to, if Buyer assumes the CDC Loan, the collateral assignment to CDC). If the Required Notes are lost or misplaced, ARE shall cause to be delivered, in lieu thereof (or of any one of them) and Buyer shall accept, a lost note affidavit and indemnity from either LaSalle Bank National Association, CDC Mortgage Capital, Inc. or another credit-worthy entity reasonably acceptable to Buyer and acceptable to Buyer's lender, and in form and substance reasonably acceptable to Buyer and Buyer's lender. In addition, at Buyer's request, Fee Owner and Manager, on behalf of Tenant, shall execute one or more replacement notes for any Required Note not delivered to Buyer at Closing. If the Underlying Notes (or any one of them) and the original Fee Note are lost or misplaced, ARE shall deliver, or cause another entity reasonably satisfactory to Buyer and Buyer's lender, and Buyer shall accept, a lost note affidavit and indemnity in form and substance reasonably satisfactory to Buyer and Buyer's lender for any of the foregoing which is not delivered at Closing. At Buyer's request, Fee Owner and Manager, on behalf of Tenant, shall execute a replacement note with respect to any of the notes previously signed by Fee Owner or Tenant not delivered to Buyer at Closing.

                       (x) ARE shall execute and deliver to Buyer an Assignment of Leasehold Mortgage and an Assignment of Fee Mortgage in the forms of Exhibit Q annexed hereto and made a part hereof (subject to, if Buyer assumes the CDC Loan at Closing, the collateral assignment to CDC).

                       (xi) ARE shall execute and deliver to Buyer an Assignment of Leasehold Loan Documents and an Assignment of Fee Loan Documents in the forms of Exhibit R annexed hereto and made a part hereof (subject to, if Buyer assumes the CDC Loan at Closing, the collateral assignment to CDC).

                       (xii) Sellers and Manager shall execute and deliver to Buyer an Assignment of Settlement Documents and Bankruptcy Documents in the form of Exhibit GG annexed hereto and made a part hereof (subject to, if Buyer assumes the CDC Loan at Closing, the collateral assignment to CDC).

                       (xiii) ARE shall execute and deliver to Buyer an Assignment of the Assignment of Leases and Rents delivered in connection with the Leasehold Mortgage in the form of Exhibit S annexed hereto and made a part hereof (subject to, if Buyer assumes the CDC Loan at Closing, the collateral assignment to CDC).

                       (xiv) ARE shall execute and deliver to Buyer such UCC-3 assignments as shall be necessary to assign any UCC financing statements relating to the Leasehold Loan and Fee Loan (subject to, if Buyer assumes the CDC Loan at Closing, any UCCs in favor of CDC).

                       (xv) Subject to Section 10(b)(ix) above, ARE shall deliver to Buyer or Buyer's lender such other original Leasehold Loan Documents and Fee Loan Documents as are in ARE's or CDC's possession or control and, if originals of same are not in ARE's or CDC's possession, copies of same certified by ARE or CDC; provided, however, if Buyer assumes the CDC Loan at Closing, such documents shall remain in CDC's possession.

                       (xvi) ARE shall execute such documents and instruments as counsel to Buyer reasonably requests to effect the transfer of ARE's interest in the Lockbox Account including, without limitation, the Security Deposit Account and the Property Operating Account and ARE's check-writing authority thereunder; if and to the extent ARE is unable to substitute Buyer in all respects with respect to the Lockbox Account, including check-writing ability, as of the Closing Date, then ARE will continue to act as Buyer's nominee and agent with respect to such accounts from and after the Closing until such time as Buyer is fully substituted for ARE as provided above. With respect thereto, ARE shall only take such actions, and shall only be authorized to take such actions, as may be specifically requested by Buyer in writing, and Buyer shall indemnify and hold ARE harmless with respect to all Losses (as hereinafter defined) incurred by ARE as a result of taking any such requested action and ARE shall indemnify and hold Buyer harmless with respect to ARE's failure to take such actions as per Buyer's written requests. Buyer and ARE shall cooperate in good faith to effectuate the transfer of the Lockbox Account and all of ARE's rights with respect thereto at the Closing or as soon as possible thereafter.

                              (A) Security deposits of tenants (other than
those which are marketable securities, letters of credit, or other non-cash items) shall be transferred by direct assignment of the Security Deposit Account; provided, however, there shall be maintained or credited to Sellers all interest earned or accrued to the Adjustment Date, less such portion of the interest to which the respective tenant would be entitled pursuant to its Space Lease or by law. No allocation shall be made of security deposits properly applied prior to the Adjustment Date in accordance with this Agreement, and Sellers shall be entitled to such amounts. Security deposits held in the form of marketable securities shall be delivered to Buyer at Closing, with any interest thereon through the Adjustment Date in accordance with the applicable Space Lease and/or this Agreement credited to Sellers, less such portion to which the tenant under the applicable Space Lease would be entitled. Security deposits held in the form of letters of credit shall be delivered to Buyer at Closing.

                              (B) At Closing (1) Buyer shall indemnify and
hold Sellers free and harmless from and against any claim for misapplication, on or after the Closing, made with respect to all security deposits assigned to Buyer, or a security deposit as to which Buyer has received a credit, and
(2) Sellers shall indemnify and hold Buyer harmless from and against any claim with respect to any security deposit (x) not delivered to Buyer or (y) for which Buyer has not received a credit, including, without limitation, any security deposit applied by Sellers, Manager and/or Tenant on or prior to the Closing Date.

                       (xvii) Sellers shall deliver to Buyer copies of all information and materials which are required by this Agreement to be delivered or made available by Sellers and Manager to Buyer relating to Manager, Tenant, the Fee Owner Property, the Improvements, the Ground Lease, the Leasehold Loan, the Fee Loan, the ARE Membership Interest, the SPE Membership Interest and the CDC Loan and as are in Sellers', Manager's and/or Insignia/ESG, Inc.'s possession or control to the extent not previously delivered to Buyer.

                       (xviii) ARE shall execute and deliver to Buyer an Assignment and Assumption of ARE Membership Interest in the form of Exhibit T attached hereto transferring ARE's interest in the ARE Membership Interest and Buyer shall execute and deliver such Assignment and Assumption of ARE Membership Interest (subject to, if Buyer assumes the CDC Loan at Closing the pledges to CDC).

                       (xix) SPE shall execute and deliver to Buyer an Assignment and Assumption of SPE Membership Interest in the form of Exhibit U attached hereto transferring SPE's interest in the SPE Membership Interest and Buyer shall execute and deliver such Assignment and Assumption of SPE Membership Interest (subject to, if Buyer assumes the CDC Loan at Closing the pledges to CDC).

                       (xx) Sellers, Manager and Buyer shall cause their respective secretaries or other appropriate officers to execute and deliver to each other certificates as to the resolutions authorizing the transactions contemplated by this Agreement and certifying as to the authority of any individuals signing on such party's behalf.

                       (xxi) Sellers shall cause the respective officers and directors of Manager to resign as officers and directors of Manager (the "Resignations") as of the Closing Date and deliver to Buyer the original Resignations, Articles of Organization of Manager and Operating Agreement of Manager and, if originals of same are not in Manager's or Sellers' possession, copies of same certified by Sellers.

                       (xxii) Buyer, Sellers and Manager each shall execute, have acknowledged and deliver any and all other documents or instruments reasonably requested by the parties in order to consummate the transactions contemplated by this Agreement.

                       (xxiii) Sellers shall deliver to Buyer the Estoppels in accordance with and pursuant to Section 8(b)(iii) herein.

                       (xxiv) If Buyer does not assume the CDC Loan at Closing, Sellers shall cause CDC (or ARE) to deliver to Buyer or Buyer's lender the following:

                              (A) The original CDC Note, together with an
allonge payable to Buyer or Buyer's lender annexed to such Note; provided, however, at Buyer's request, Sellers shall cause CDC to deliver the CDC Note to ARE, in which case, ARE shall deliver to Buyer or Buyer's lender the original CDC Note, together with an allonge payable to Buyer or Buyer's lender annexed to such CDC Note which allonge shall be delivered without representation or warranty by assignor and without recourse to assignor except as to the outstanding principal balance of the CDC Loan and CDC being the sole owner and holder of the CDC Note, free and clear of all liens and encumbrances. If the original CDC Note is lost or misplaced, Seller shall cause to be delivered and Buyer shall accept, a lost note affidavit and indemnity from either LaSalle Bank National Association, CDC Mortgage Capital, Inc. or another credit-worthy entity reasonably acceptable to Buyer and acceptable to Buyer's lender, and in form and substance reasonably satisfactory to Buyer and Buyer's lender. At Buyer's request, Fee Owner and Manager, on behalf of Tenant, shall execute a new note to replace the CDC Note.

                              (B) An Assignment of the CDC Mortgages;
provided, however, Sellers shall have the right to cause CDC to assign the CDC Mortgages to ARE, in which case, ARE shall execute and deliver to Buyer or its lender an Assignment of the CDC Mortgages.

                              (C) An assignment or termination of all
collateral assignments of Leasehold Loan Documents, as requested by Buyer or Buyer's lender.

                              (D) An assignment or termination of any UCC-1
financing statements perfecting any security interests created pursuant to the CDC Loan, the Assignment of Assignment of Leases and Rents executed by Tenant in connection with the CDC Loan and such Intercreditor Agreements listed on Exhibit W in connection with the CDC Loan.

                       (xxv) Certificate(s) or letter(s) executed by CDC stating (i) that the amount of the unpaid principal balance of the CDC Loan is $125,000,000.00, (ii) the interest rate of the CDC Loan, (iii) the date installments of interest were last paid with respect to the CDC Loan and (iv) all other sums owed to CDC under the CDC Loan.

                       (xxvi) If Buyer assumes the CDC Loan at Closing, Buyer shall deliver the written consent of CDC.

                       (xxvii) If Buyer assumes the CDC Loan at Closing, Sellers shall deliver an assignment of all Sellers' right, title and interest, if any, in the Clearing Account (as defined in the Clearing Account Agreement dated November 29, 1999 and executed by Tenant, CDC, The Chase Manhattan Bank and Insignia/ESG, Inc.) and the Deposit Account (as defined in the Deposit Account Agreement dated November 29, 1999 and executed by LaSalle Bank N.A., Tenant, ARE and CDC) for Rent (as defined in the Clearing Account Agreement and Deposit Account Agreement) then held by CDC.

                       (xxviii) Intentionally Deleted.

                       (xxix) If Buyer assumes the CDC Loan at Closing, Buyer shall receive a credit toward the Balance at Closing in the amount of the sum of (i) the outstanding balance of the CDC Loan as of the date of Closing plus
(ii) any other outstanding amounts owing CDC (including, without limitation, late charges but specifically excluding any Exit Fee) as of the Closing Date and not paid by or on behalf of Sellers.

                       (xxx) Sellers shall deliver the Member's Estoppel and the Updated Member's Estoppel in accordance with and pursuant to Section 7(p) herein.

                       (xxxi) Sellers shall deliver or cause NYLS to deliver the Escrow Agent Estoppel.

                       (xxxii) Sellers and Manager shall deliver to Buyer a certificate signed by Sellers stating that the representations and warranties made by Sellers and Manager in this Agreement are true and correct as of the Closing Date; provided, however, that if and to the extent any such representations or warranties are no longer true and correct, Sellers and Manager shall update such representations and warranties and provide such additional information as would be required under the circumstances to make such representations and warranties true and correct as of the Closing Date. Provided changes set forth in such certificate arise only out of (A) any action taken with Buyer's written approval, (B) any action expressly permitted or required under this Agreement, (C) a tenant's action or omission in respect of its Space Lease, the premises demised thereunder or the Improvements, including without limitation any default by, bankruptcy of or vacating of space by such tenant or any payment made or not made by any such tenant or the exercise of any option for renewal, expansion, termination or otherwise as set forth in such tenant's Space Lease subject to the limitations set forth in this Agreement, (D) the expiration of the term of any Space lease or the disaffirmance or termination of any Space Lease by any tenant in any bankruptcy proceeding subject to the limitations set forth in this Agreement,
(E) any Seller or Manager making or performing, or causing Tenant to make or perform any payment obligations hereunder or under any document or instrument described herein or in any Exhibit or Schedule hereto subject to the limitations set forth in this Agreement, (F) the threat or commencement of any litigation against ARE, Fee Owner, SPE, Tenant and/or Manager which is adequately covered by the insurance policies described in the Certificates of Insurance as set forth on Exhibit EE, (G) the sending by Tenant of any notice of default in respect of a Space Lease or Service Contract subject to the limitations set forth in this Agreement, (H) the receipt by Sellers, Manager or Tenant of any written notice of default or claims asserted by any tenant for offsets or abatements against rent or any other monetary claim if such alleged default(s) or claim(s) are demonstrated by Sellers to be wrong or cured on or prior to Closing to Buyer's reasonable satisfaction, (I) any reduction in the number of union employees employed at the Improvements provided Tenant shall have no liability with respect thereto following the Closing, (J) the occurrence of any Borrower Default under any Settlement Document, or any action or omission which, with the giving of notice and/or the passage of time, would constitute a Borrower Default under any Settlement Document, and (K) the making of any additional Manager Loans, then such changes shall not constitute a default or breach of such representation or warranty or failure of a condition hereunder.

                       (xxxiii) Buyer shall deliver to Sellers and Manager a certificate signed by Buyer stating that the representations and warranties made by Buyer in this Agreement are true and correct in all material respects as of the Closing Date.

                       (xxxiv) Sellers shall deliver to Buyer invoices from each broker set forth in the Brokerage Agreements attached hereto as Exhibit E for any leasing or brokerage commissions due and owing as of the Closing Date and canceled checks or other evidence reasonably satisfactory to Buyer to evidence proof of payment thereof except for such leasing and brokerage commissions otherwise agreed to between the parties pursuant to Section 4(b) herein.

                       (xxxv) Sellers shall cause Tenant to execute and deliver any affidavit required under Section 275 of the Real Property Law of New York with respect to any assignment of the CDC Mortgage and/or the Leasehold Mortgage contemplated by this Agreement. Sellers shall have no obligation hereunder to execute or deliver, or to cause Manager or Tenant to execute or deliver, any such affidavit with respect to the Fee Mortgage.

         11.      Defaults; Remedies.

                  (a) Default by Buyer. If Buyer shall default in its obligation to close in accordance with the terms of this Agreement (which obligations shall include, without limitation, the requirement that Buyer's representations and warranties in Section 6 are true and correct in all material respects on the Closing Date) and Sellers shall then be ready, willing and able to close in accordance with the terms, provisions and conditions of this Agreement, then Buyer agrees that it shall be liable to Sellers for damages incurred by Sellers by reason of such default, but that the amount of such damages to Sellers while substantial, would be difficult or impossible to determine with any kind of mathematical precision. Thus, in such event, Sellers shall have the right as their sole and exclusive remedy, to terminate this Agreement and retain the Deposit as liquidated damages, and thereafter the parties hereto shall have no further obligations or liabilities hereunder, except as may expressly survive the termination of this Agreement as provided for herein. Buyer hereby acknowledges and agrees that the provisions of this Section 11(a) represent an agreed-upon measure of damages and are not to be deemed a forfeiture or penalty.

                  (b) Default by Sellers and/or Manager.

                      (i) In the event that Buyer has actual knowledge (without any duty of independent investigation) at or before the Closing of any default by Sellers and/or Manager in the performance of any of their respective covenants and agreements under this Agreement (a "Seller Default"), then Buyer shall give Sellers written notice thereof within five (5) days of learning of such Seller Default or any facts or circumstances which Buyer believes constitutes a Seller Default, but in any event such notice shall be given at or prior to the Closing. For purposes of clarification, Seller Defaults shall specifically exclude Breaches (as hereinafter defined).

                    (ii) In the event that any material Seller Default(s) remain uncured as of the date then scheduled for Closing (subject to adjournment as provided herein) or Sellers or Manager shall otherwise willfully and intentionally default in any of their respective obligations hereunder, and Buyer shall then be ready, willing and able to close in accordance with the terms, provisions and conditions of this Agreement, then Buyer shall have the right, at Buyer's option and as its sole and exclusive remedy with respect to such Seller Default(s), either (i) to obtain specific performance of Seller's and Manager's obligations hereunder, in which case this Agreement shall continue in full force and effect, or (ii) to terminate this Agreement provided, however, that if Buyer elects to terminate this Agreement as provided in this clause (ii), then Sellers may cancel such termination and either (A) cure the Seller Default(s), and Seller shall have the right to adjourn the Closing for up to thirty (30) days as to which date time shall be of the essence in order to so cure the Seller Default(s) (provided that such Seller Default (x) is not Sellers' wilful and intentional refusal to close in accordance with this Agreement, (y) shall be susceptible of cure within such thirty (30) day period, and (z) Sellers' shall pay Buyer's Extension Fees if imposed as a result of such adjournment), or (B) provided the Damage (as hereinafter defined) arising from such Seller Default(s) (together with the Damage arising from any Breaches described in Section 11(c)(iii) below) does not exceed $10,000,000, and provided further that the Seller Default in question is not Sellers' willful and intentional refusal to close in accordance with this Agreement, obligate Buyer to close by agreeing to give Buyer a credit against the Purchase Price in the amount of the Damage arising from such Seller Default(s) (as agreed to by Buyer and Sellers). If the parties are unable to agree on the amount of the Damage arising from such Seller Default(s) within five (5) Business Days of Buyer's assertion of a Seller Default, then, at the election of Sellers exercised within five (5) Business Days thereafter, either (1) Buyer's termination of this Agreement shall be reinstated or (2) the Closing shall occur with an abatement to the Purchase Price in the amount, if any, of the undisputed amount of Damage arising from such Seller Default(s) and the disputed portion of the Damage arising from such Seller Default(s) claimed by Buyer shall be deducted from the Balance and escrowed with a party reasonably acceptable to both parties (it being hereby agreed that the Title Company is acceptable to both parties) pending a final and binding resolution of the dispute. For purposes of this Agreement, the term "Damage" and the phrases "Damage from" or " Damage arising out of" and similar phrases shall mean and refer to the actual loss, cost, damage or expense that will be suffered or incurred by Buyer arising directly from or by reason of the Seller Default(s) or Breach(es) in question. If Sellers do not elect to cancel Buyer's termination of this Agreement as set forth above, then Buyer shall be entitled to the return of the Deposit plus reimbursement for Buyer's reasonable, actual and out-of-pocket due diligence costs and expenses, as evidenced by invoices or other evidence reasonably satisfactory to Sellers, including title, survey, legal, accounting and engineering and environmental consultants' fees, costs and expenses, in an amount not to exceed $150,000 in the aggregate (collectively, as so limited, "Buyer's Costs"). Upon such payment, this Agreement shall terminate and thereafter the parties shall have no further obligations or liabilities hereunder, except as may expressly survive the termination of this Agreement as provided for herein.

                  (c)  Breach of Representation by Sellers and/or Manager.

                       (i) Subject to the provisions of Section 10(b)(xxxii), in the event that (x) any of Sellers' or Manager's representations or warranties made in this Agreement or in any closing document are not true as of the date made (any such event being referred to herein as a "Breach"), (y) Buyer has actual knowledge (without any duty of independent investigation), at or before the Closing of any such Breach, and (z) the Damage arising from such Breach (the "Damage") is equal to or less than $1,000,000 (the "Breach Threshold") on an aggregate basis with respect to all such Breaches, then, Buyer shall have no right to terminate this Agreement or to assert any claim with respect to such Breach(es), except to the extent any subsequent Breach of a surviving representation causes the aggregate Damage arising from all Breaches to exceed the Breach Threshold, in which event the provisions of Sections 11(c)(v) and (d) shall apply.

                       (ii) In the event that Buyer has actual knowledge (without any duty of independent investigation) at or before the Closing of any Breach, then Buyer shall give Sellers written notice thereof within five
(5) days of learning of such Breach or any facts or circumstances which Buyer believes constitutes a Breach, but in any event such notice shall be given at or prior to the Closing. If Buyer fails to give such notice within the time periods described above, then, Buyer shall have no right to terminate this Agreement or to assert any claim with respect to such Breach(es), except to the extent any subsequent Breach of a surviving representation causes the aggregate Damage arising from all Breaches to exceed the Breach Threshold, in which event the provisions of Sections 11(c)(v) and (d) shall apply.

                       (iii) In the event that a Breach of which Buyer shall have actual knowledge (without any duty of independent investigation) at or prior to the Closing shall occur and the aggregate Damage arising from all Breaches is greater than $1,000,000, then Buyer shall have the right, at its option and as its sole and exclusive remedy therefor, either to (A) close in accordance with this Agreement with an adjustment to the Purchase Price on account of such Breach(es) in the amount of the aggregate Damage in excess of $500,000 (such credit not to exceed $5,000,000) and release Sellers and Manager from any further liability and forever waive any and all further remedies (whether at law or in equity) on account thereof or (B) terminate this Agreement; provided, however, that if Buyer elects to terminate this Agreement as provided in this clause (iii), then Sellers may cancel such termination and either (1) cure the Breach(es), and Seller shall have the right to adjourn the Closing for up to thirty (30) days in order to so cure the Breach(es) (provided that Seller's shall pay Buyer's Extension Fees is imposed as a result of such adjournment), or (2) provided the Damage arising from such Breach(es) (together with the Damage arising from any Seller Default(s) described in Sections 11(b)(ii)(B) hereof does not exceed $10,000,000, obligate Buyer to close by agreeing to give Buyer a credit against the Purchase Price in the amount of the Damage arising from such Breaches (as agreed to by Buyer and Sellers) in excess of $500,000. If the parties are unable to agree on the amount of the Damage arising from such Breaches, then, at the election of Sellers, either (A) Buyer's termination of this Agreement shall be reinstated or (B) the Closing shall occur with a credit against the Purchase Price in the amount, if any, of the undisputed amount of Damage arising from such Breaches in excess of $500,000, and the disputed portion of the Damage arising from such Breaches in excess of $500,000 claimed by Buyer shall be deducted from the Balance and escrowed with a party reasonably acceptable to both parties (it being hereby agreed that the Title Company is acceptable to both parties) pending a final and binding resolution of the dispute. If Sellers do not elect to cancel Buyer's termination of this Agreement as set forth above, then, Buyer shall be entitled to a return of the Deposit plus reimbursement for Buyer's Costs. Upon such payment, this Agreement shall terminate and thereafter the parties hereto shall have no further obligations or liabilities hereunder, except as may expressly survive the termination of this Agreement as provided for herein.

                       (iv) Arbitration shall be the exclusive method for determining the amount of any credit against the Purchase Price to be given in accordance with Sections 11(b) and (c). A single arbitrator shall resolve the dispute in accordance with this clause (iv). If the parties are unable to agree on a single arbitrator, either party may at any time after the Closing ask the president of the Real Estate Board of New York, Inc. to appoint a single arbitrator. Any arbitrator must be disinterested in the dispute and impartial with respect to all parties hereto. Each party shall submit its suggested amount of the credit, and the arbitrator shall be authorized and instructed only to choose one of the two submitted amounts, whichever the arbitrator deems more closely approximates the Damage suffered by Buyer. Any arbitration shall be conducted in the Borough of Manhattan, and in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitrator shall render his or her decision regarding the credit within thirty (30) days of appointment. A determination by an arbitrator thus appointed shall be final and binding on the parties. The cost of such arbitration shall be borne in accordance with Section 19 hereof. If Buyer is successful in any arbitration or other resolution of a dispute over the amount of a credit, Buyer shall be entitled to the amount of the actually determined Damage (but, with respect to Breaches, only to the extent in excess of $500,000 to the extent not already deducted in calculating any credit for Breaches given to Buyer at Closing) from the amount escrowed at Closing, but Sellers' liability for such amount shall not be limited to the amount so escrowed.

                       (v) In the event that (x) a Breach shall occur, (y) Buyer first obtains actual knowledge of any such Breach after the Closing, and
(z) the aggregate Damage arising from all such Breaches and Breaches of which Buyer had knowledge at or prior to the Closing is greater than $1,000,000, then, subject to the provisions of this Article, Sellers shall protect, defend, hold harmless and indemnify Buyer, its officers, directors, shareholders, employees, agents and affiliates, and their respective successors and assigns, from, against and in respect of any and all Damage in excess of $500,000 (to the extent not already deducted in calculating any credit for Breaches given to Buyer at Closing) that may be suffered or incurred by any or all of them arising directly from or by reason of (A) all such Breaches and (B) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation, interest, penalties, reasonable legal and accounting fees) incident to the foregoing and the enforcement of the provisions of this clause
(v); provided, however, that in no event shall Sellers' aggregate liability under this indemnification and clause (iii) above exceed $10,000,000 in the aggregate for any and all such Breaches plus all costs of enforcement of the foregoing indemnity (including without limitation, reasonable attorneys' fees and disbursements).

                  (d) Indemnification Procedures. Whenever a party hereto (such party and each of its affiliates which is entitled to indemnification pursuant to any provision of this Agreement, an "Indemnified Party") shall learn of a claim that, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would give rise to an obligation of another party (the "Indemnifying Party") to indemnify the Indemnified Party under any provision of this Agreement, before paying the same or agreeing thereto, the Indemnified Party shall promptly notify the Indemnifying Party in writing of all such facts within the Indemnified Party's knowledge with respect to such claim and the amount thereof (a "Notice of Claim"); provided, however, that in order to be entitled to indemnification hereunder, a Notice of Claim must in any event be given prior to the expiration of any applicable survival period hereunder. If, prior to the expiration of fifteen (15) days from the delivery of a Notice of Claim, the Indemnifying Party shall request, in writing, that such claim not be paid, the Indemnified Party shall not pay the same, provided the Indemnifying Party proceeds promptly, at its or their own expense (including employment of counsel reasonably satisfactory to the Indemnified Party), to settle, compromise or litigate, in good faith, such claim. After notice from the Indemnifying Party requesting the Indemnified Party not to pay such claim and the Indemnifying Party's assumption of the defense of such claim at its or their expense, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof, unless the joint representation of the Indemnifying Party and the Indemnified Party would create a conflict of interest. However, the Indemnified Party shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation. The Indemnified Party shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Indemnified Party be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Indemnified Party or any criminal sanctions. The failure to provide a prompt Notice of Claim as provided in this Section 11(d) shall not excuse the Indemnifying Party from its or their continuing obligations hereunder; however, the Indemnified Party's claim shall be reduced by any damages to the Indemnifying Party resulting from the Indemnified Party's delay or failure to provide a Notice of Claim as provided in this
Section 11(d); and provided, further, however, that in order to be entitled to indemnification hereunder, a Notice of Claim must in any event be given prior to the expiration of any applicable survival period hereunder. For purposes of this Article, any assertion of fact and/or law by a third party that, if true, would constitute a breach of a representation or warranty made by a party to this Agreement or make operational an indemnification obligation hereunder, shall, on the date that such assertion is made, immediately invoke the Indemnifying Party's obligation to protect, defend, hold harmless and indemnify the Indemnified Party pursuant to this Article.

                  (e) Survival. The provisions of this Article 11 shall survive the Closing without limitation.

         12.      Survival.

                  (a) Survival Periods for Sellers and Manager. The representations and warranties of Sellers and Manager made in Section 5(a) [Organization ], Section 5(b) [Execution], Section 16 [Broker] and in any estoppel certificates made by any Sellers and delivered pursuant to Section 8(b)(iii) shall survive without limitation. The representations and warranties of Sellers and Manager made in Section 5(hh) [Manager's Assets] shall survive without limitation. Except to the extent otherwise expressly provided for to the contrary with respect to any given representation or warranty, all other representations and warranties made by Sellers or Manager in this Agreement shall survive for six months following the Closing.

                  Except as expressly set forth in this Agreement, none of the representations, warranties, covenants, indemnities, agreements or obligations of Sellers or Manager made in this Agreement shall survive the Closing, the same being merged in the conveyance of the Sale Property.

                  (b) Survival Periods for Buyer. Except to the extent otherwise expressly provided for to the contrary with respect to any given representation or warranty, all representations and warranties made by Buyer in this Agreement shall survive without limitation.

13. Casualty or Condemnation. In the event that the Improvements are substantially damaged or destroyed by fire or other casualty (which for purposes hereof shall be deemed to mean that either the cost to restore or repair the damage, excluding any and all costs of damages which are tenant's obligations under the Space Leases, caused thereby is equal to or greater than 10% of the Purchase Price or that such event would deny Buyer reasonable access to the Building for more than sixty (60) days) or the Land and/or the Improvements are the subject of a material condemnation proceeding (which for purposes hereof shall be deemed to mean that either the value of the portion of the Building which is the subject of such proceeding is equal to or greater than 10% of the Purchase Price or that such event would deny Buyer reasonable access to the Building for more than sixty (60) days), Buyer shall have the option to terminate this Agreement by written notice to the other given not later than ten (10) Business Days after Buyer receives written notice of such event and the estimated cost of repair or restoration. If Buyer elects, then this Agreement shall be terminated and this Agreement (i) the Deposit shall be returned to Buyer, (ii) Sellers and Buyer shall have no further rights or obligations to each other under this Agreement except under those Sections relating to the return of the Deposit and except as may expressly survive the termination of this Agreement as provided for herein and (iii) Sellers and Tenant shall retain any insurance proceeds or condemnation award paid in respect of such casualty or condemnation. If this Agreement is not so terminated or if the Building is damaged or destroyed by fire or other casualty or taken by eminent domain, but Buyer shall not have the right to terminate this Agreement pursuant to the preceding sentence, then this Agreement shall remain in full force and effect and Sellers shall, at Closing, pay to Buyer the full amount of the insurance deductible and assign to Buyer or Tenant, as applicable, all right, title and interest of Sellers in and to any insurance proceeds or condemnation awards and pay over to Buyer any proceeds and awards received by Sellers prior to Closing in respect of such casualty or condemnation proceeding, subject to the terms of the Leasehold Loan Documents, and if Buyer assumes the CDC Mortgages at Closing pursuant to
Article 3 herein, the CDC Loan Documents. The provisions of this Section 13 supersede and are in place of Section 5-1311 of the New York General Obligations Law, the provisions of which are hereby expressly waived by the parties hereto.

14.    Confidentiality; Indemnity.

                  (a) Any information furnished to Sellers and Manager or Buyer or its affiliates, officers, directors, partners, principals, employees, agents and representatives (all such parties being referred to as "Agents") by the other party together with analyses, compilations, studies or other documents which contain such information and are identified by the other party as non-public, confidential and proprietary, are hereinafter referred to as the "Document Information." The fact that discussions or negotiations concerning the sale of the Sale Property to Buyer from Sellers and Manager have taken place and the terms, covenants, conditions, and other facts with respect to this Agreement, including without limitation, the status of the sale of the Sale Property, are hereinafter referred to as the "Transfer Information."

                  (b) Sellers and Manager shall, and shall cause their Agents to hold the Transfer Information in confidence and not disclose the Transfer Information to any party other than their Agents (provided that each party shall require such other parties to hold the Transfer Information in confidence and not to disclose the Transfer Information to any party other than its Agents, who shall be similarly obligated), without Buyer's prior consent, which consent may be granted or withheld in Buyer's sole and absolute discretion.

                  (c) Upon the termination of this Agreement, the Document Information and all copies thereof, except for that portion of the Document Information which consists of analyses, compilations, studies or other documents prepared by Buyer or its Agents, will be returned to Sellers upon request without retaining any copies thereof. That portion of the Document Information which consists of analyses, compilations, studies or other documents prepared by Buyer or its Agents will be held by Buyer and kept confidential and subject to the terms of this Agreement.

                  (d) Notwithstanding anything herein to the contrary, Sellers and Manager may disclose Transfer Information to its attorneys, accountants, principals and the Brokers, and each party may disclose the foregoing: (i) to their Agents; (ii) which is or becomes generally available to the public other than as a result of a disclosure by such party or their Agents; (iii) which is or becomes available to such party or one of its Agents on a non-confidential basis from a source other than the other party or one of their Agents which is entitled to disclose it; (iv) was already in such party's possession or known to such party on a non-confidential basis prior to its disclosure to such party by the other party or one of their Agents; (v) required to be disclosed by such party pursuant to the order process of any regulatory authority or court of competent jurisdiction.

                  (e) Buyer shall not issue any press release or other public announcement regarding the Transfer Information without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

                  (f) This Article 14 shall survive the Closing.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

16. Brokers. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with the sale and purchase of the Sale Property other than Rockwood Realty and Lehman Brothers Inc., and each party hereby indemnifies and agrees to defend and hold the other harmless from and against any claims, losses, or expenses (including, without limitation, reasonable attorneys' fees) suffered and incurred by the other as a result of the inaccuracy of such representation and warranty. The provisions of this Section 16 shall survive the Closing or the earlier termination of this Agreement. Sellers shall pay any such brokerage or finders' fees to Rockwood Realty and Lehman Brothers Inc. per separate agreements.

17. Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if transmitted in writing, by hand delivery with receipt therefor, or by facsimile with a confirmation copy simultaneously transmitted by one of the foregoing methods, as follows:

If to Sellers or           ARE One Park Avenue, LLC
to Manager:                One Park Avenue Fee LLC
                           One Park Avenue SPE LLC
                           One Park Avenue Manager LLC
                           c/o Argent Ventures LLC
                           551 Fifth Avenue, 34th Floor
                           New York, New York 10176
                           Attention:    Andrew Penson
                           Telephone:    (212) 692-5400
                           Facsimile:    (212) 681-6096

with a copy to:            Squadron, Ellenoff, Plesent & Sheinfeld LLP

                           551 Fifth Avenue
                           New York, New York 10176
                           Attention:    Alan Schacter, Esq.
                           Telephone:    (212) 476-8376
                           Facsimile:    (212) 697-6098

If to Buyer:               SL Green Diamond LLC
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York 10170
                           Attention: Marc Holliday
                           Telephone:    (212) 594-2700
                           Facsimile:    (212) 216-1785

with a copy to:            SL Green Diamond LLC
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York 10170
                           Attention:    General Counsel
                           Telephone:    (212) 594-2700
                           Facsimile:    (212) 216-1785

                           Solomon and Weinberg LLP
                           70 East 55th Street
                           New York, New York 10022
                           Attention:    Craig H. Solomon, Esq.
                           Telephone:    (212) 605-1000
                           Facsimile:    (212) 605-0999

If to Escrow Agent:        Squadron, Ellenoff, Plesent & Sheinfeld LLP

                           551 Fifth Avenue
                           New York, New York 10176
                           Attention:    Alan Schacter, Esq.
                           Telephone:    (212) 476-8376
                           Facsimile:    (212) 697-6098

or such other address as the parties may furnish to the other by notice in accordance with this Section 17. Notices shall be deemed given when received or upon refusal of a party to accept delivery of such notice. Each party's attorney may give any notice hereunder for its client. Each party and their respective attorneys shall have the right to change its address for the receipt of notices, upon the giving of proper notice to all other parties in accordance with the terms of this Section 17.

18. Costs. Buyer shall pay all expenses for examination of title, the premium for any title insurance policy issued to Buyer, and all other title, survey or other expenses incurred by Buyer in connection with this Agreement or the closing of title hereunder. Except as provided in the following sentence, Buyer shall pay all charges, fees and recording costs to be paid in connection with the execution, delivery or recording of any and all documents to be delivered in connection herewith. Sellers shall pay all transfer taxes and recording costs and filing fees and any other charges in connection with clearing any liens and/or encumbrances on the Sale Property or the Option as required by this Agreement. Buyer acknowledges that Sellers will make an allocation of the Purchase Price to the Fee Owner Property and the Option (the "Allocation") prior to or at Closing for determining the amount of transfer taxes to be paid pursuant to this Agreement, and shall deliver a copy of the Allocation not less than fifteen (15) days prior to Closing. Sellers shall indemnify and hold Buyer harmless against any costs, claims or liabilities, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including without limitation, interest, fines, penalties and reasonable attorneys' fees and disbursements), arising out of any claim by New York City or New York State for payment of or imposition of additional transfer taxes owing in connection with the transactions contemplated by this Agreement, together with the costs of enforcement of such indemnity. All transfer tax returns filed by Sellers and Buyer with respect to the transactions contemplated by this Agreement (the "Tax Returns") shall be consistent with the Allocation. This Section shall survive the Closing.

19. Attorney's Fees. If any action is brought by a party against another in connection with or arising out of this Agreement or any of the documents and instruments delivered in connection with the transactions contemplated hereby, the prevailing party shall be entitled to recover from such other party reasonable attorney's fees and expenses incurred in connection with the prosecution or defense of such action.

20. Waiver. No waiver by a party of another party's breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. In addition, no waiver by a party of any condition prior to Closing is enforceable unless in writing.

21. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties. Nothing in this Agreement, express or implied, is intended to permit or obligate Buyer to purchase less than all of the Sale Property, it being the intention of the parties that all of the Sale Property must be sold hereunder.

22. Assignments; Binding Effect. Buyer represents that on the date hereof it is wholly-owned and controlled by SL Green Operating Partnership L.P. ("SL Green"). Buyer may not assign this Agreement to any person or entity other than an entity in which SL Green or a wholly-owned subsidiary thereof has (a) a 35% economic interest and (b) the right to exercise day to day operating control (provided such entity remains so owned as of the consummation of the Closing) without Sellers' prior written consent. Any change in the direct or indirect structure of Buyer which would result in SL Green not (x) owning at least a 35% economic interest in Buyer and (y) having the right to exercise day to day operating control over Buyer, will be deemed an assignment of this Agreement. Buyer may direct Sellers to assign, transfer and convey different portions of the Sale Property to different assignees, provided such assignees comply with the ownership and control restrictions set forth above and provided all such assignees shall be deemed collectively to constitute "Buyer" hereunder for the purposes of any surviving liabilities and/or obligations hereunder or with respect hereto. At or after Closing, Buyer may collaterally assign its rights, but not its obligations, under this Agreement to its lender(s) or any subsequent successor or assign. Notwithstanding any assignment by Buyer of its rights and obligations under this Agreement, Buyer shall remain liable under this Agreement, and under all documents executed by Buyer prior to such assignment in connection herewith. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The provisions of this
Section 22 shall survive the Closing.

23. Entire Agreement. This Agreement, including any agreements, attachments, exhibits and schedules referred to herein and attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral.

24. Amendment. This Agreement may only be modified or amended by a written instrument duly executed by authorized representatives of the parties.

25. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity (including, without limitation, Tenant) other than Sellers, Manager and Buyer and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third party (including, without limitation, Tenant), or give any third party (including, without limitation, Tenant) any right to subrogation or action over or against any party to this Agreement. This Agreement is not intended for the benefit of any person or entity other than Buyer, Sellers and Manager, and no other person or entity may rely on any matter discussed or referred to herein.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile copies of the parties' signatures shall be effective as originals.

27. Further Assurances. Buyer, Sellers and Manager shall execute, acknowledge and deliver such additional documents or instruments reasonably requested by the requesting party in order to consummate or evidence the transactions contemplated by this Agreement, but in no event shall the parties be required to execute, acknowledge or deliver any additional document or instrument if same requires a party to incur any material out-of-pocket expenses or incur any additional potential liabilities. The provisions of this Section 27 shall survive the Closing.

28. Recordation. Neither this Agreement nor any memorandum hereof shall be recorded without the prior written consent of Sellers and Buyer, subject to Buyer's obligation to file a copy of this Agreement with the Securities and Exchange Commission.

    29.    Escrow.

           (a) (i) Squadron, Ellenoff, Plesent & Sheinfeld, LLP shall act as Escrow Agent in connection with the transactions contemplated by this Agreement. The Escrow Agent shall deposit the Deposit in an interest-bearing account that it maintains with Citibank, N.A., but the Escrow Agent shall be under no duty to maximize the rate of return on the Deposit or to insure against any reduction in the value of the Deposit by reason of any loss in value of any security in which the Deposit is invested. Any increase or decrease in the value of the Deposit shall inure to the party to which the Deposit is disbursed.

               (ii) Escrow Agent will deliver the Deposit or the Deposit Letter of Credit, as the case may be, to Sellers or Buyer, as the case may be, under the following conditions:

                    (A) To Sellers, at the Closing upon the consummation thereof; or

                    (B) To Sellers, upon the receipt of written demand therefor, stating the Buyer has failed to pay to Sellers the Purchase Price, adjusted as provided herein, less the Deposit at the Closing and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until more than five (5) Business Days after the Escrow Agent shall have delivered a copy of such demand to Buyer, nor thereafter if the Escrow Agent shall have received written notice of objection from Buyer in accordance with the provisions of subparagraph (iii) of this Section 29(a); or

                    (C) To Buyer, upon receipt of written demand thereof, stating that Sellers have defaulted in the performance of this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until more than five (5) Business Days after the Escrow Agent shall have delivered a copy of such demand to Seller, nor thereafter if the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of subparagraph (iii) of this Section 29(a); or

                    (D) To Buyer, upon receipt of written demand thereof, stating that Buyer has timely exercised its right to terminate this Agreement, if any; provided, however, that Escrow Agent shall not honor such demand (x) unless it is accompanied by evidence, reasonably acceptable to Escrow Agent, that Buyer has timely delivered notice of such termination to Sellers, as required by this Agreement, or, (y) if such evidence is not provided to Escrow Agent, until more than five (5) Business Days after the Escrow Agent shall have delivered a copy of such demand to Sellers, nor thereafter, if Escrow Agent shall have received written notice of objection from Sellers in accordance with the provisions of subparagraph (iii) of this Section 29(a).

               (iii) Upon the filing of a written demand for the Deposit or the Deposit Letter of Credit, as the case may be, by Buyer and Sellers, pursuant to subsections (ii), (iii) or, if applicable, (iv) of subparagraph
(a) of this Section 29, Escrow Agent shall promptly send a copy thereof to the other party using one of the methods described in Section 17 above. The other party shall have the right to object to the delivery of the Deposit or the Deposit Letter of Credit, as the case may be, by filing written notice of such objection with the Escrow Agent at any time within five (5) Business Days after the receipt or refusal to accept receipt of such copy by it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit or the Deposit Letter of Credit, as the case may be. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who filed the written demand by one of the methods described in
Section 17 above.

               (iv) In the event Escrow Agent shall have received the notice of objection provided for in subparagraph (iii) above of this Section 29(a) and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit or the Deposit Letter of Credit, as the case may be, until
(A) the Escrow Agent receives written notice executed by Sellers and Buyer instructing the Escrow Agent to whom the Deposit or the Deposit Letter of Credit, as the case may be, should be disbursed, or (B) until resolution of any dispute by judicial or agreed upon non-judicial procedure by Sellers and Buyer and delivery of a copy of any final judicial order or non-judicial decision to the Escrow Agent, whereupon the Escrow Agent shall disburse the Deposit or deliver the Deposit Letter of Credit (if to Buyer), or draw on the Deposit Letter of Credit and deliver the proceeds thereof (if to Sellers), as the case may be, as provided in such joint instructions, order or decision or
(C) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties as Escrow Agent, including, but not limited to, deposit in Court and an action for interpleader, the costs thereof to be borne by whichever of Sellers or Buyer is the losing party. Sellers and Buyer hereby agree to submit themselves to the jurisdiction of the courts of the State of New York sitting in the County of New York and service upon them may be effected by the Escrow Agent in any way provided by statute. If, within ten (10) days prior to the date of expiration of the Deposit Letter of Credit, Buyer has not delivered either (x) an endorsement extending the expiration date thereof, or (y) a substitute letter of credit in form and substance required under Section 2(b)(A), or (z) cash in the amount of the Deposit, Escrow Agent shall draw upon the Deposit Letter of Credit and hold the proceeds in accordance with this Article 29.

           (b) (i) The Escrow Agent has agreed not to charge a fee for performing its duties hereunder. Sellers and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from all reasonable expenses, including reasonable legal fees, and charges (including reasonable legal fees and charges at the Escrow Agent's standard fees and charges if the Escrow Agent shall elect to represent itself, either in conjunction with or without outside counsel) and other actual liabilities incurred by the Escrow Agent arising out of this Agreement, except to the extent that such expenses or liabilities result from the Escrow Agent's gross negligence or willful misconduct. The provisions of this paragraph (b)(i) shall survive the delivery of the conveyancing instruments at the Closing or the termination of this Agreement.

              (ii) The Escrow Agent may resign upon ten (10) days' prior notice to each of Sellers and Buyer and by (1) depositing the Deposit or the Deposit Letter of Credit, as the case may be, with the Clerk of the County of New York, New York or (2) transferring the Deposit or the Deposit Letter of Credit, as the case may be, to a bank or other institution acceptable to Sellers and Buyer which shall have assumed in writing the obligations of the Escrow Agent pursuant to this Agreement. Upon the effective date of such resignation, the Escrow Agent shall have no further obligations arising hereunder and shall be released from all liability arising out of this Agreement, except its misapplication of any portion of the Deposit or the Deposit Letter of Credit, as the case may be, or its gross negligence or willful misconduct.

             (iii) The Escrow Agent shall have no liability for its failure to perform any obligation hereunder, except arising by reason of its gross negligence or willful misconduct. Notwithstanding the foregoing, the Escrow Agent is hereby released from liability for any act performed or omitted to be performed in good faith in its performance of its duties hereunder. The Escrow Agent shall not be required to inquire into the authority of any person purporting to give a notice on behalf of Sellers or Buyer and may assume that all signatures are genuine. It is understood and agreed that the persons and firms referred to in Article 17 as counsel for Sellers and Manager and Buyer are authorized to give notices to the Escrow Agent pursuant to this Article 29.

             (iv) Sellers and Buyer acknowledge that the Escrow Agent is acting solely as a stakeholder hereunder and not the agent of either party in connection with its obligations hereunder. The escrow created hereunder and the obligations of the Escrow Agent as an escrow agent hereunder are for the benefit of the parties to this Agreement only, and no other person shall have any rights hereunder nor shall the Escrow Agent have any obligations or duties to any other person other than a party to this Agreement by reason or arising out of this Article 29.

           (c) Buyer acknowledges that the Escrow Agent is also counsel to Sellers, Manager and Tenant in connection with this and other transactions. Notwithstanding that fact, Buyer agrees that the Escrow Agent may continue to act as counsel to Sellers, Manager and Tenant in connection herewith and in connection with any other transaction between or among any of the Sellers, Manager and/or Tenant and Buyer and in connection with any dispute, action, cause of action or claim arising out of this transaction or any other transaction between or among any of the Sellers, Manager and/or Tenant and Buyer.

           (d) The Escrow Agent is executing this Agreement solely for the purpose of agreeing to the terms and provisions of this Article 29.

           (e) The Escrow Agent shall be a beneficiary of the terms and provisions of this Article 29.

30. Tax Deferred Exchange. Buyer or its permitted assignee may elect to acquire title to the Fee Owner Property as part of a tax deferred exchange (an "Exchange") pursuant to Section 1031 of the Internal Revenue Code, as amended ("Section 1031"), and in connection therewith, Buyer may cause the Purchase Price to be paid by a "Qualified Intermediary" (as defined in regulations relating to Section 1031), or may direct that the Deed be executed in the name of the party designated as the "exchangor" thereunder. Sellers and Manager agree to accept payment by such Qualified Intermediary as a payment by Buyer, and agrees to reasonably cooperate, at Buyer's sole cost and effect, with such Exchange. Buyer agrees to indemnify and hold Sellers and Manager and their Agents harmless from and against any and all actual losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out the Exchange.

31. Estoppel Certificate. Prior to the Closing or earlier termination of this Agreement, each party hereto shall deliver, within five (5) days of written request therefor by another party hereto, a certificate stating that (a) this Agreement remains in full force and effect and has not been modified or amended except as set forth in such certificate and (b) to the actual knowledge of such party (without any duty of independent investigation), the requesting parties are not in default or breach under this Agreement. Any such certificate may only be relied upon by the requesting party(ies) or in the case of the Buyer, its lender and permitted assigns.

                  IN WITNESS WHEREOF, the parties have duly executed and delivered this agreement as of the date and year first above written.

                                   SELLERS:

                                   ARE ONE PARK AVENUE, LLC, a New York
                                   limited liability company


                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:  Authorized Representative


                                   ONE PARK AVENUE FEE LLC, a New York
                                   limited liability company


                                   By:
                                     -----------------------------------------
                                   Name:
                                   Title:  Authorized Representative


                                   ONE PARK AVENUE SPE INC., a New York
                                   corporation


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:


                                   MANAGER:

                                   ONE PARK AVENUE MANAGER LLC, a New
                                   York limited liability company


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:  Authorized Representative

                                  BUYER:

                                  SL GREEN DIAMOND LLC, a Delaware limited liability company

                                  By: SL Green Operating Partnership, L.P., a
                                      Delaware limited partnership, Sole Member

                                      By:  SL Green Realty Corp., a Maryland
                                           corporation General Partner

                                           By:
                                              -------------------------------
                                           Name:
                                           Title:


                                  ESCROW AGENT:

                                  SQUADRON, ELLENOFF, PLESENT &
                                  SHEINFELD, LLP


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:  Authorized Representative